UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

General Form for Registration of Securities of Small Business Issuers Under Section 12(g) of the Securities Exchange Act of 1934

Reliance Global Group, Inc.

(Exact Name of Company as Specified in Its Charter)

Florida	87-0733770
(State of Incorporation)	(I.R.S. Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701	60614
(Address of principal executive offices)	(Zip Code)

Company’s Telephone Number, Including Area Code: 732-380-4600

Securities to be Registered Under Section 12(g) of the Act: Common Stock, no par value

(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

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PART I

ITEM 1. DESCRIPTION OF BUSINESS

Some of the statements contained in this registration statement on Form 10 of Reliance Global Group, Inc. (hereinafter the “Company”, “we” or “RELI” or the “Company”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward- looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of Management’s efforts to implement the Company’s plan of operation;

●	the ability of the Company to fund its operating expenses;

●	the ability of the Company to compete with other companies that have a similar plan of operation;

●	the effect of COVID-19 and changing economic conditions impacting our plan of operation;

●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

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Overview

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a diversified holding company investing in assets in the insurance and real estate markets, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies, with targeted real estate acquisitions in the future. The Company is controlled by the same management team as Reliance Global Holdings, LLC (“Reliance Holdings”), a New York based firm that is the owner and operator of numerous companies with core interests in real estate and insurance. Our relationship with Reliance Holdings provides us with significant benefits: (1) experience, knowhow, and industry relations in both sectors; (2) a source of acquisition targets currently under Reliance Holdings’ control; and (3) financial and logistics assistance. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we are currently in negotiations with several affiliated and non-affiliated parties and expect to complete a number of material insurance asset transactions throughout the course of 2020. We have acquired six insurance agencies, including both affiliated and unaffiliated companies.

In the real estate division, our primary focus is to pinpoint undervalued multifamily properties throughout various locations in the U.S., profiting through increased interim cash flows and substantial exit value gains. We acquire existing businesses that we believe have proven track records in sectors where their operators have previous experience and where they see value-added opportunities. We will seek to maximize each acquisition’s potential by continued expansion and developing efficiencies and economies of scale through large scale purchasing and shared services.

Long term, we seek to conduct all transactions and acquisitions through our direct operations. However, in some instances, Reliance Global Holdings could act as a place holder to facilitate the acquisition process, with those properties later transferred to us. In addition, we and Reliance Holdings plan to conduct future transactions in order to transfer additional assets to us, with the final goal of transferring most of the desirable properties, excluding assets that Reliance Holdings owns via joint venture or with third parties.

Over the next 12 months, we plan to focus on the expansion and growth of our business through two different channels: continued asset acquisitions in insurance markets and as opportunities may present, potential real estate assets; and organic growth of our current insurance operations through geographic expansion and market share growth.

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Insurance Operations

Our insurance operations focus on the acquisition and management of insurance agencies throughout the U.S. Our primary focus is to pinpoint undervalued wholesale and retail insurance agencies with operations in growing or underserved segments (including healthcare and Medicare, as well as personal and commercial insurance lines). We then focus on expanding their operations on a national platform and improving operational efficiencies in order to achieve asset value appreciation while generating interim cash flows. In the insurance sector, our management team has over 100 years of experiences acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. We plan to accomplish these objectives by acquiring wholesale and retail insurance agencies it deems to represent a good buying opportunity (as opposed to insurance carriers) as insurance agencies bear no insurance risk. Once acquired, we will develop them on a national platform to increase revenues and profits through a synergetic structure. The Company is initially focused on segments that are underserved or growing, including healthcare and Medicare, as well as personal and commercial insurance lines.

Insurance Acquisitions and Strategic Activities

To date, we have acquired six insurance brokerages (see table below), including both acquisitions of affiliated companies (i.e., owned by Reliance Holdings before the acquisition) and unaffiliated companies. As our acquisition strategy continues, our reach within the insurance arena can provide us with the ability to offer lower rates, which could boost our competitive position within the industry.

Acquired	Date	Location	Line of Business	Status

U.S. Benefits Alliance, LLC (USBA)	October 24, 2018	Michigan	Health Insurance	Affiliated

Employee Benefit Solutions, LLC (EBS)	October 24, 2018	Michigan	Health Insurance	Affiliated

Commercial Solutions of Insurance Agency, LLC	December 1, 2018	New Jersey	P&C – Trucking Industry	Unaffiliated

Southwestern Montana Insurance Center, Inc.	April 1, 2019	Montana	Group Health Insurance	Unaffiliated

Fortman Insurance Agency, LLC	May 1, 2019	Ohio	P&C	Unaffiliated

Altruis Benefits Consultants, Inc.	September 1, 2019	Michigan	Health Insurance	Unaffiliated

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U.S. Benefits Alliance, LLC and Employee Benefit Solutions, LLC

On October 24, 2018, we acquired 100% of U.S. Benefits Alliance (USBA) and Employee Benefit Solutions (EBS), two insurance agencies specializing in the sale of health insurance products in the wholesale and retail industry. The agencies were owned by Reliance Holdings. The two Michigan-based insurance agencies reported approximately $1,012,331 in revenues in 2018, $1,146,569 of revenues in 2019 and $330,978 as of March 31, 2020 on a combined basis. Based on recent new customer enrollments that have occurred under our management, we expect these subsidiaries to achieve substantial, year-over-year revenue growth during 2020 and beyond. The consideration for the acquisition was the issuance of 16,400,000 restricted shares, bringing the total number of issued and outstanding share of common stock to 263,393,149.

Commercial Solutions Insurance Agency, LLC

On December 1, 2018, we acquired an unaffiliated niche insurance agency, Commercial Solutions of Insurance Agency, LLC (Commercial Solutions), for a total purchase price of $1.2 million, consisting of cash and the issuance of 761,905 restricted shares. Headquartered in Hackettstown, New Jersey, Commercial Solutions specializes in providing commercial P&C insurance to the trucking, towing, and short-haul services industries, serving customers in several Northeastern states, including New York, New Jersey, Pennsylvania, and Maryland. Commercial Solutions supports revenues of approximately $530,000 for the fiscal year ended December 31, 2018, $372,087 for the fiscal year ended December 31, 2019 and $93,518 as of March 31, 2020. The agency is now one of our wholly owned subsidiaries.

Southwestern Montana Insurance Center, LLC

On April 1, 2019, through our affiliate Reliance Holdings we acquired an unaffiliated niche insurance agency, Southwestern Montana Insurance Center (Southwestern Montana), for a total purchase price of $2.338 million, consisting of cash and the issuance of restricted stock. Headquartered in Belgrade, Montana, Southwestern Montana specializes in providing employee benefit health insurance to groups and individuals in the entire state. For the fiscal year ended December 31, 2018 Southwestern Montana had revenues of $1,527,100, and $1,036,493 during the eight month period it was owned by RELI from April 1, 2019 – December 31, 2019 on a post RELI acquisition basis. As of March 31, 2020 the agency reported revenues of $489,826.

This is another example of how we benefit from our relationship with Reliance Holdings. In addition to capitalizing on the management expertise and financing expertise, we can use Reliance Holdings as a holding company in order to execute time sensitive transactions such as this acquisition.

Fortman Insurance Agency LLC

On May 1, 2019, through our affiliate Reliance Holdings, we completed the acquisition of Ohio based Fortman Insurance Agency LLC d/b/a Fortman Insurance Services, LLC (Fortman Insurance) for a total purchase price of $4.138 million, consisting of cash and the issuance of restricted stock. Fortman Insurance serves customers throughout Ohio, providing personal and commercial lines of insurance. For the fiscal year ended December 31, 2018, the agency reported revenues of $1,661,937 and $1,166,778 of revenue from RELIs purchase in May 2019 through December 2019. As of March 31, 2020 the agency reported revenues of $537,598. This was our fifth acquisition and is in line with management’s growth strategy of completing acquisitions in a timely manner. Similar to the Southwestern Montana transaction, the acquisition was purchased by Reliance Holdings and then transferred to us.

Software Purchase - The Referral Depot (TRD)

In November 2018, we entered into an exclusive six-month agreement with The Referral Depot (TRD), a one-of-a-kind software-based referral program made for the insurance industry, placing TRD under our full management and control, for the benefit of our acquired subsidiaries EBS and USBA. Pursuant to the agreement, all commissions or overrides earned by our subsidiaries during the six-month period of the agreement will be owned by us in perpetuity, whether or not the agreement is renewed. At the end of the six-month period, we have the right to purchase TRD outright. On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD), a related party, to purchase a client referral software created exclusively for the insurance industry. The Company purchased this software to be utilized internally and does not plan to license, sell, or otherwise market the software, as such the total cost of the software has been capitalized and will be amortized on a straight-line basis over the useful life. The total purchase price of the software is $250,000 cash and 2,000,000 restricted common shares (at $0.17 per share which amounted to $340,000) of the Company. Per the agreement, the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. TRD is already in use by EBS and USBA, as well as in use within the independent agency community. EBS and USBA have further been engaged in talks with large national insurance agencies to have this software implemented within their sales force team.

TRD’s easy-to-use software allows insurance professionals and agents to refer business which they do not write to other insurance professionals that do, for a commission split or other incentive. TRD has three possible applications: (1) independent insurance agents, which can refer business they do not write, such as individual health, group health, Medicare, or life insurance, to USBA and receive a commission split on that business; (2) agents or agencies, which can also use the TRD software to receive referrals from other third parties for their businesses; and (3) the ability to offer large organizations with downline agents, such as marketing organizations, Field Marketing Organization (FMOs) and general agents, the ability to use the TRD software to drive referrals directly to their agents in order to scale their businesses.

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We believe that the TRD software provides us with a competitive advantage to grow its insurance business, while at the same time providing it with additional sources of income as it acts as an FMO for independent agents and agencies.

Altruis Benefits Consulting, Inc.

On September 1, 2019, we acquired Altruis Benefits Consulting, Inc., an independent insurance agency for a total purchase price of $7.2 million. The transaction was completed through a combination of $1.4 million of cash, provided by to the Company in the form of a related party loan by Reliance Holdings, $4.1 million debt from Oak Street Funding LLC, an unaffiliated lender, and the issuance of approximately 11.9 million shares of restricted stock by the Company. For the fiscal year ending December 31, 2018 the agency had $2,603,468 of revenue and as of December 31, 2019, the agency had $625,036 in revenue on a post RELI acquisition basis. As of March 31, 2020, the agency reported $569,309 in revenue.

National Campaign in Support of Our Healthcare Business

In February 2019, we arranged to commit significant funds (up to $1.5 million) to launch a national campaign to recruit independent health agents, brokers, and National Marketing Organizations to market USBA’s portfolio of insurance products. The investment of funds will be supplied by Reliance Global Holdings. The campaign, aimed at the growth and expansion of RELI’s national healthcare insurance brokerage and agency partnership agreements, together with our acquisition activities, are expected to be a catalyst for us to become a national leader in the Medicare insurance sales market.

We plan to support the national campaign through the use of TRD’s easy-to-use software allows insurance professionals and agents to refer business, which they do not write, to other insurance professionals who do so for a commission split or other incentive.

TRD has three possible applications: (1) independent insurance agents can refer business they do not write, such as individual health, group health, Medicare, or life insurance, to USBA and receive a commission split on that business; (2) agents or agencies can also use the TRD software to receive referrals from other third parties for their businesses; and (3) the Company can offer large organizations with downline agents, such as marketing organizations, Field Marketing Organizations (FMOs), and general agents, the ability to use the TRD software to drive referrals directly to their agents in order to scale their businesses. TRD is already in use by acquired companies—USBA and EBS—as well as in use within the independent agency community. USBA and EBS have further been engaged in talks with large national insurance agencies to have this software implemented within their sales force team.

Insurance Market Overview

There are three main insurance sectors: (1) property/casualty (P/C), which consists mainly of auto, home, and commercial insurance; (2) life/health (L/H), which consists mainly of life insurance and annuity products; and (3) accident and health, which is normally written by insurers whose main business is health insurance. The $5 trillion global insurance industry plays a huge role in the U.S. economy, with insurance spending in 2017 making up about 11% of the U.S.’s GDP (Source: OECD Insurance Statistics), as shown in the table below.

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The U.S. remained the world’s largest insurance market, with a 28% market share of global direct premiums written in 2017. There were approximately 743 L/H insurers, 2,620 P/C insurers, and 1,130 health insurers licensed in the U.S. in 2017, with premiums of $638 billion, $640 billion, and $189 billion, respectively (Source: Agency Checklist’s U.S. Insurance Market Still the Largest—Federal Report Covers the State of the Industry, November 2018). Sustained economic growth, rising interest rates, and higher investment income are among the positive factors that have bolstered insurers’ results in 2018, setting the stage for enhanced top- and bottom-line growth in the years ahead for us as we benefit from growth in insurers’ business growth (Source: Deloitte’s 2019 Insurance Industry Outlook).

Insurance Agency Industry Overview

An insurance agency or broker, solicits, writes, and binds policies through many different insurance companies, as they are not directly employed by any insurance carrier. Thus, insurance agencies can decide which insurance carriers they would like to represent and which products they would like to sell. They are like a retail shop that sells insurance services and products created by the insurance carrier. The main difference between a broker and an agent has to do with who they represent. An agent represents one or more insurance companies, acting as an extension of the insurer. A broker represents the insurance buyer.

An insurance carrier, on the other hand, is a manufacturer of insurance services and products that the insurance agencies sell. They control the underwriting process, claims process, pricing, and the overall management of the insurance products. Insurance carriers do not sell their products through direct agents, but only through independent agencies. Insurance policies are created and administered by the insurance carrier.

A key operating difference between agencies and carriers is the risk profile. The potential financial risks to the insurance industry caused by unforeseen event such as natural disasters are the responsibility of the carriers (and their re-insurers). Agencies and brokers bear no insurance risk. Furthermore, an increase in damage caused by natural disasters generally boosts demand for insurance and results in possible premium increases. Since insurance brokers and agents are a central part of the distribution of these products, they normally benefit from this increase in demand and premiums despite damaged profit margins among these upstream underwriters and carriers. Natural disasters are inherently difficult to forecast but any increase in the frequency of these events holds the potential to boost insurance policy volumes, particularly for property and casualty products (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

This risk difference is key, especially considering the changing climate which is contributing to more volatile weather patterns that is resulting in an increased rate of natural disasters. The economic costs of 2018’s 394 natural disaster events were estimated at $225 billion, with insurance covering $90 billion of the overall total and creating the fourth costliest year on record for insured losses, noting that 2017 and 2018 brought the costliest back-to-back years on record for both economic losses ($653 billion) due to weather-related events and for insured losses ($237 billion) (Source: Aon’s Weather, Climate & Catastrophe Insight – 2018 Insight Report, January 2019).

Since insurance brokers and agents are a central part to the distribution of these products, they normally benefit from this increase in demand and premiums, despite damaged profit margins among these upstream underwriters and carriers (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

The U.S. insurance broker and agency industry has grown steadily over the five years through 2018 due to macroeconomic growth, beneficial legislation which has passed, and positive trends within the insurance sector, reaching revenues of $164 billion in 2018. Over the next few years through to 2023, the industry is expected to grow moderately as the macroeconomic landscape continues to improve (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018). The solid growth within the insurance agency market has resulted in strong mergers and acquisition (M&A) activity within this sector. Mergers and acquisitions from insurance agents and brokers broke several records in 2018. There were a record 626 deals in the U.S. and Canada in 2018, including 330 transactions in the second half of the year and 148 transactions during the fourth quarter. Furthermore, there were 611 M&A deals in 2017, which had previously been the most active year (Source: Optis Partners’ Agent and Broker 2018 Year-end Merger & Acquisition Update, January 2019). The confluence of unrelenting market pressure to achieve sustainable growth, a lingering abundance of capital and capacity, improving global economies, and an upturn in interest rates may indicate that insurers should be prepared for a continued growth of M&A activity in 2019 and beyond.

Along with all other industries the insurance sector is increasing its presence in the online market. A J.D. Power study has found that “insurance customer expectations are being influenced by the user experience of all-digital brands such as Amazon and Netflix, and many insurers are falling short. Insurers have created attractive user interfaces but these lack functionality.” Currently the online market is less than approximately 10% or less of the entire market. In 2019 the Auto and Home insurance industry in the US had annual premiums of approximately $350B. Less than 10% of that was allocated to the online market. It is projected that at 2029 the combined annual premiums will be over $600B with approximately 66% of the business online.

The Company has therefore, strategically invested in NSURE, Inc., "Americas First Digital Insurance Agency”®. As a result of NSURE, Inc.’s superior proprietary technology and unique approach, we are specifically positioned to take 5% of offline insurance distribution and bring it online. Nsure.com is completely redesigning the home and auto insurance shopping and purchasing experience – making it simpler and transparent while providing significant savings of money and time for consumers. Nsure.com achieves this by simplifying application processes, real time connection via API to over 35 top rated insurance carriers, instant accurate coverage recommendations and in-house insurance buying/policy binding capabilities amongst other efficiencies.

Agencies and Brokers Outlook

Insurance brokers and agencies play a critical role within the insurance market by distributing policies and consulting insurance underwriters and consumers. The industry is a vital component to the larger insurance sector as industry operators act as intermediaries between insurance providers and downstream consumers. Operators generate income via commissions earned on policies sold. Given the transaction-based nature of the industry, revenue primarily depends on three factors: (1) policy (premium) pricing; (2) demand for insurance; and (3) the popularity of using agents and brokers in the distribution process.

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The U.S. insurance broker and agency industry has grown steadily over the five years to 2018 due to macroeconomic growth, beneficial legislation that has been passed, and positive trends in the insurance sector, achieving $164 billion in revenues in 2018. As disposable income levels rose during that period, consumers were better suited to pay for more expensive insurance policies. Furthermore, some legislation, such as the Private Patient Affordable Care Act (PPACA), mandates that consumers have health insurance, which industry operators help consumers purchase. This helped provide constant demand for insurance products and services provided by industry operators during the period. For the coming five years, through 2023, the industry is anticipated to grow moderately as the macroeconomic landscape continues to improve (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

Insurer carriers have recently profited from a strong stock market, lower interest rates, and greater investment income, which has created an environment for greater top- and bottom-line growth. U.S. property and casualty carriers, in particular, have seen their insurable exposure base expand for both personal and commercial lines, perhaps in part due to faster gross domestic product (GDP) gains, lower unemployment, and greater consumer spending. Additionally, luck may be partially to credit for this improvement since insurers have benefitted from a relief in a record number of natural disaster losses, which provided some reprieve to the financial hit from relatively recent catastrophes, such as Hurricane Florence (August to September 2018), which caused major flood losses along with roughly $5 billion in insured damages, or Hurricane Michael (October 2018), with insured losses between $4.5 billion and $8 billion.

Insurance carriers should not continue to depend on the positive (though uncertain) fundamental economic strength of years past to maintain positive balance sheet momentum. In order to succeed, carriers must address foundational challenges, which include remaining relevant despite systemic economic changes combined with expanding consumer preferences. Some of the issues that insurers must address will fall within the areas of mergers and acquisitions (M&A), technology, product development, talent, regulation, as well as tax reform, as described below.

●	M&A. The convergence of market pressures to attain sustainable growth, a persistent wealth of capital and capacity, and a possible upturn in interest rates may demonstrate that insurers should be prepared for an uptick in M&A activity in 2019. As it stands now, fairly rich valuations could dampen activity, however, M&A could offer opportunities to scale and obtain new capabilities, primarily as it relates to technology.

●	Technology. Advancements in mobile and digital technology are forcing insurers to innovate, which is expected to continue and intensify, where every insurance agency will need to focus on what makes their customer experiences and products unique. They will also need to integrate with technology enablers to bring to their customers a value proposition via a connected ecosystem. Furthermore, to better compete within the industry, those within the distribution system would benefit tremendously by improving the ability to share critical data and analytics between systems. Insurers are seeking to employ the cloud to power advanced analytics, improve data gathering, and grow cognitive applications. In order to keep pace with the industry and prepare for a cloud-enabled future, insurance carriers should prioritize migrating their existing systems to the cloud and launch new applications off-site.

●	Product Development. Economic and technological changes create the need for new types of coverage, revamped policies, and alternative distribution platforms; adaptation of this, however, has been slow within the insurance industry. Siloed business lines, legacy processes, and regulatory considerations hinder the rapid and agile product development needed within this highly competitive landscape. Accordingly, insurers would benefit by focusing on creating hybrid policies that cover both commercial and personal risks. They could also supply on-demand coverage options, which provide greater control to customers for their policy terms and time frames. Furthermore, novel and unique micro-experiences could become the foundation for digital expansion as agencies are distinguished by the niche markets they sell to and can better service versus their peers. Digital content campaigns and user interfaces targeting specialized prospects and customer segments are expected to continue to expand. These micro-experiences could allow agencies to have access to a market that can quote, bind, and service insurance online, and where they are focused on commercial lines and specialty insurance for niche markets. In such a scenario, they may be able to offer new opportunities for agencies to expand quickly via digital building blocks that can be easily integrated into existing business and/or workflows.

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●	Talent. Overlapping with expanding technologies and product development, insurance companies are increasing their staff, specifically in the areas of analytics and technology (where talent is increasingly scarce). Additionally, the expanded use of robotic process automation and artificial intelligence (AI), could reinvent or eliminate a broad spectrum of insurance job functions, giving way to personnel’s need to take on more complicated responsibilities. This is likely to require retraining to learn the needed skills to function within a digital-first organization. Specifically, insurers may need to modify job descriptions as well as retrain their current staff to develop a group of professionals whose work is improved by emerging technologies and where they can focus on higher-value, strategic roles. Simultaneously, insurance carries could transition operations to accommodate a more flexible and virtual workforce. Insurance carriers should further focus on scaling up efforts to retain and employ methods that are most productive for its long-term employees as a way to keep institutional knowledge and industry experience in-house (perhaps beyond anticipated retirement).

●	Regulation. Regulation will continue to play a significant role in the operations and development of the insurance industry, with three high-priority compliance issues (each with global and domestic implications) facing insurers:

○	Market conduct. “Best interest” standards are being considered at both the federal and state levels to protect consumers who purchase annuities and life insurance. Due to this, insurers should seek to review and adjust their compliance structures to accommodate what could turn into a patchwork oversight system. One possibility could be to integrate new technologies that would allow for continual oversight and management of the sales process.

○	Cyber risk. With New York State’s new cybersecurity regulations, insurers are facing compliance deadlines, which have formed the basis of a nationwide model law developed by the National Association of Insurance Commissioners. Going forward, the spotlight is likely to be on how insurers plan to manage third-party risks, given so much importance has been placed on migrating policyholder data and software systems to external hosts.

○	Privacy oversight. Privacy is both a data-security and reputational risk issue given the European Union’s General Data Protection Regulation (GDPR) having been implemented along with similar standards set to be imposed in California. Equally as important is how data can be used moving forward, specifically when it comes to disclosure and consumer signoff. In addition to legal and IT experts, insurers should include multiple stakeholders in its compliance efforts. Over the longer term, carriers may reexamine how the vast amounts of alternative data at their disposal may be leveraged for the mutual benefit not only for the carriers but their policyholders, while simultaneously remaining compliant with domestic and global regulations.

●	Taxes. The global trend has been to lower corporate income tax rates, with a recent report from the Organization for Economic Co-operation and Development citing significant tax reform packages enacted in Argentina, France, Latvia, and the U.S., with other countries introducing more disjointed reforms. U.S. insurers continue to focus on adapting to the changes introduced in the Tax Cuts and Jobs Act of 2017. The U.S. Department of the Treasury and the Internal Revenue Service (IRS) have issued final and proposed guidance on certain important, newly enacted provisions, such as the application of the base erosion and anti-abuse tax to reinsurance, as well as the taxation of foreign operations owned by U.S. taxpayers. Additional guidance could be imminent on many other important provisions, including how the new loss carryover rules will fit with the old rules in the context of consolidated returns.

While the industry may need to address internal and external pressures, the impact from these issues will continue to fall within the individual insurer. Thus, since insurers control their own destinies, potentially the most significant factor is likely to be how committed and prepared insurers are to quickly adjust to changes in the economy, society, and technology, and respond accordingly.

Online Insurance and the NSure Opportunity

As discussed elsewhere in this Prospectus, in February 2020, we purchased a minority stake in Nsure.com, which is a licensed online insurance agency that utilizes state of the art digital technology, and seek to use this platform to develop business in the online insurance business which we believe represents an underutilized opportunity.

We estimate that a mere 10% of the multibillion dollar personal home and auto insurance market is now online. Moreover, the current insurance purchasing processes is time consuming and lacks transparency. Most of the current online sites are simply lead generators, which result in false insurance quotes, constant spam and aggressive sales pitches. We believe consumers are looking for an online platform that will replicate the services they could obtain from a traditional brick and mortar insurance agency, thus driving business toward the online site as we all migrate to online in this post COVID world.

Another key benefit to online insurance is the ability to combine seamlessly with electronic capabilities in processing, such as Nsure.com's proprietary backend processing technology to support our traditional agency business. By implementing artificial intelligence, robotic process automation and automatic shopping for best rates at renewals, we believe we can dramatically reduce costs, and allow our agents to focus on selling new policies, creating a digitally empowered and scalable insurance agency model.

Specific benefits of the Nsure.com platform include:

●	First, a simplified application process
●	Second, Nsure.com has real-time connections with over 30 top-rated insurers, which allows consumers to transparently compare real, not estimated, quotes from multiple insurers side-by-side.
●	Third, Nsure.com provides instant accurate coverage recommendations for home and auto insurance, providing consumers confidence they are not under or over-insured.
●	Fourth, Nsure.com provides in-house insurance buying and policy binding capabilities, meaning no redirection to other websites and the ability to finalize purchases on Nsure.com in as little as five minutes.
●	Fifth, Nsure.com’s free and secure account enables 24/7 access to quotes, policies and other documents.
●	And finally, when it's time for a policy renewal, Nsure.com automatically informs customers about the best offers in the market before their policy expires.

Thus, we believe in the specific benefits of the online insurance business, and we believe that Nsure.com provides the platform to transform this segment of the industry.

Insurance M&A Overview

In the two years leading up to 2018, one in 10 insurance agencies were involved in some sort of M&A activity (Source: IA Buyer’s Guide: The 6 Stages of Acquiring an Agency, November 2017) and this trend does not seem to be slowing. Mergers and acquisitions of insurance agents and brokers broke several records in 2018. As shown in the table below, there were a record 626 deals in the U.S. and Canada in 2018, including 330 transactions in the second half of the year and 148 transactions during the fourth quarter. In 2017, there were 611 M&A deals, which was previously the most active year (Source: Optis Partners’ Agent and Broker 2018 Year-end Merger & Acquisition Update, January 2019).

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The confluence of unrelenting market pressure to achieve sustainable growth, a lingering abundance of capital and capacity, improving global economies, and an upturn in interest rates may indicate that insurers should be prepared for continued growth of M&A activity in 2020. Specifically, we believe that the following factors are among the expected driving forces of an active insurance M&A market in the coming years:

Sustained U.S. economic growth, rising interest rates, and higher investment income are among the positive factors bolstering insurance companies’ results in 2019 and positioning them for bottom-line growth in the new year, making them attractive takeover targets.

●	Continued soft debt rates, resulting in an increase in the available capital, which could drive insurance agencies’ acquisitions to increase market share, diversification, and growth in niche areas.

●	The volatility of the stock market, which causes falling prices and sell-offs, which could present opportunities for companies with strong balance sheets and private equity groups to acquire distressed assets at favorable valuations.

●	Easement of regulatory barriers to M&A, which is good news for well-capitalized insurance companies and other entities looking to investments or acquisitions as ways to boost inorganic growth (Source: Deloitte’s 2019 Insurance M&A Outlook).

These driving forces have facilitated the acquisition of insurance agencies, especially small- and mid-market companies looking at consolidation to grow and build out their portfolio capabilities, boost their bottom line, broaden their product portfolio or geographic reach, and strengthen future competitiveness.

The COVID-19 crisis may have an impact on the insurance industry for quite some time. Some factors to consider are:

Strain on investment portfolios – Insurance companies rely on their investment portfolios to generate returns. Markets have been in turmoil and, as a result, insurers’ investment portfolios may be significantly impacted. Additionally, interest income revenue streams may quickly dry up as interest rates continue to drop.

Delayed payments – Regulators are urging insurance companies to accept late premium payments with no penalty, putting a strain on cash flow. Despite liquidity being impacted, insurance companies are still being expected to pay out claims.

Decreased premium volume – Full or partial closing of businesses coupled with social distancing has led to decreased demand for insurance. Lower payroll levels lead to lower payroll-based premiums, such as those in workers’ compensation, and an uptick in layoffs results in fewer people buying houses, cars, and other insurable purchases. A decrease in premium volume means a decrease in income for insurers.

Coverage disputes – Pandemics are generally excluded from insurance policy coverage and therefore policy premium has not included the necessary charges to provide such coverage. A number of states are attempting to legislate to force insurance companies to provide insurance coverage for business interruption and other losses for claims resulting from the COVID-19 pandemic. There is uncertainty regarding which party will ultimately incur the additional cost for these adjustments.

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Real Estate Operations

Our real estate division focuses on the acquisition, ownership, leasing, management, and redevelopment of multifamily residential properties throughout the U.S. Our primary investment objectives are to preserve, protect, and return invested capital, as well as to realize cash flow and capital appreciation over the long term. We intend to target multifamily properties throughout the U.S., which offer the potential to achieve attractive risk-adjusted returns.

Multifamily investment properties are normally classified either Class A, B, C, or D. The classification is based on the age of the property, quality of construction, location, and amenities, with Class A being the top asset class and the most luxurious rental properties that command the highest rents, while Class D is considered the bottom tier and are properties in marginal conditions and mediocre locations. We specifically target A to C rated properties with over 100 units and acquisition targets priced below the market capitalization rate (cap rate) margin for that particular market, with a strong emphasis on B rated properties. Class B properties represent the second level of multifamily asset classes. These assets are generally built within the last 20 years, offer good quality construction, and command rental income just under Class A properties, but normally offer a higher cap rate than A properties and can be viewed as value investments. Furthermore, when comparing Class B to their Class A counterparts, the former can be recession insulated. This is because during conditions of economic uncertainty, Class B buildings do not have to rely on premium rents to drive profitability (Source: RealCrowd’s The Growing Demand for Class B Multifamily and What It Means for Investors April 2018). We seek properties that derive value from unique attributes and locations, such as access to major transportation hubs and corridors, locales near employment centers, and properties that support specific local industries or major employment centers.

We plan to act as both the holder and merchant of its acquisitions. After selecting and acquiring a specific asset that we believe is priced attractively, we plan to utilize its management expertise to derive a continued cash flow from the property. This might include improvements of the property that could allow us to seek higher rent revenue. When a particular property displays a significant capital appreciation, we plan to act a merchant and sell it in order to capitalize on the higher value.

Through its industry experience and the operations of Reliance Holdings, our management team has built a network of relationships from which to source investment opportunities. These relationships include owners, property managers, developers, leasing and investment sales brokers, financiers, lenders, institutional investors, lawyers, and accountants. We believe that these broad connections could help source not only marketed transactions, but also potential transactions outside of a competitive bid environment.

We cannot presently estimate the full financial impact of the unprecedented COVID-19 pandemic on our business or predict the related federal, state and local civil authority actions, which are highly dependent on the severity and duration of the pandemic; however, we see opportunities which may arise as to changes in the markets. Due to the uncertainties associated with the COVID-19 pandemic and the indeterminate length of time it will affect, we have taken proactive measures to secure our liquidity position to be able to meet our obligations for the foreseeable future.

Multifamily Properties

Multifamily properties (also known as multi-dwelling units or MDUs) are a type of residential housing with two or more separate units contained within one building or several buildings within one complex. They are generally comprised of many configurations, with the most common examples being duplexes, townhouses, apartment buildings, and some types of condominium. Investing in multifamily properties is considered a favorable strategy among investors because of their additional source of monthly income, along with a slow but steady appreciation. As an investor, the advantages of owning a multifamily property include: (1) greater cash flow; (2) higher value; and (3) less operational risk. We believe that investing in multifamily properties represents a good investment opportunity due to the following four factors:

1.	Favorable demographic trends, strength in the job market, and reduced affordability of owning a home, which are expected to continue to fuel strong demand for multifamily rental units;

2.

Prior to Covid-19 near full employment in the labor market as the U.S. national unemployment rate was under 5%. Although the unemployment rate is currently around 15% as the markets start to re-open again the strengthening labor market will put future upward pressure on wage growth and rents;

3.	Historically low interest rates that allow for favorable long-term debt financing; and

4.	Continued compression of capitalization rates in response to sustained investor appetite and a desire for income producing assets.

Multifamily investment properties are normally classified either Class A, B, C, or D. The classification is based on the age of the property, quality of construction, location, and amenities, with Class A being the top asset class and the most luxurious rental properties that command the highest rents, while Class D is considered the bottom tier and are properties in marginal conditions and mediocre locations.

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Class A Multifamily properties are usually built within the last 10 to 15 years with top amenities, have high quality construction with highest quality materials, command the highest rents—high-income earning tenants, and have low vacancy rates.

Class B Multifamily properties were generally built within the last 20 years, have good quality construction with little deferred maintenance, but less than what is offered by properties in the high end of the market, rental income is slightly lower than Class A Multifamily properties, and have a higher cap rate than a Class A Multifamily property and can be viewed as a value investment.

Class C Multifamily properties were generally built within the last 30 years, have limited, dated exterior and interior amenity package, are located in places that are not considered very desirable, command rents below Class B Multifamily properties, and most likely require renovation, including updating the building infrastructure to bring it up to date.

Class D Multifamily properties are generally over 30 years old, worn properties, and operationally more transient, are situated in fringe or mediocre locations with high crime rates, struggle to collect rent, there are no amenity packages offered, and there is marginal construction quality and condition.

The more income a property receives, the higher its value. Because multifamily properties are comprised of more units, resulting in multiple streams of income, these types of investments not only provide a continuous source of cash flow, but are also generally valued higher than single-family homes, which are dependent on comparable sales. In addition, one of the underlying benefits of investing in multifamily properties is less risk. Unlike single-family units, where income is lost when the home is vacant, multifamily properties have numerous units and a larger pool of tenants, which can alleviate the total economic loss for investors resulting from vacant units.

Investing in Multifamily Properties

There are approximately 120 million households in the U.S. totaling 317 million occupants. Of the total households, roughly 43 million are renter-occupied (36%) and 77 million are owner-occupied (64%). Of the 43 million rental properties, approximately 19 million live in multifamily properties, with Class A rental and Class B/C/D properties representing 45% and 55% of total units, respectively (Source: ASotREG’s What’s Driving the Demand for Apartments and Why I’m Bullish Class B Multi, March 2019).

The more income a property receives, the higher its value. Because multifamily properties are comprised of more units (resulting in multiple streams of income), these types of investments not only provide a continuous source of cash flow, but are also generally valued higher than single-family homes, which are dependent on comparable sales. In addition, one of the underlying benefits of investing in multifamily properties is less risk. Unlike single-family units—where income is lost when the home is vacant—multifamily properties have numerous units and a larger pool of tenants, which can alleviate the total economic loss for investors resulting from vacant units (Source: Fortune Builder’s Investing in Multifamily Real Estate: The Ultimate Guide).

While they are the least common type of residential buildings, we believe that investing in multifamily properties is considered a favorable strategy among investors due to their additional source of monthly income, along with a slow but steady appreciation. As an investor, the advantages to owning a multifamily property include: (1) greater cash flow; (2) higher value; and (3) less operational risk. Because multifamily properties are comprised of more units (resulting in multiple streams of income), these types of investments not only provide a continuous source of cash flow, but are also generally valued higher than single-family homes, which are dependent on comparable sales. In addition, one of the underlying benefits of investing in multifamily properties is less risk. Unlike single-family units—where income is lost when the home is vacant—multifamily properties have numerous units and a larger pool of tenants, which can alleviate the total economic loss for investors resulting from vacant units (Source: Fortune Builder’s Investing in Multifamily Real Estate: The Ultimate Guide).

Our Real Estate Investment Strategies

The Company’s primary investment objectives are to preserve, protect, and return invested capital as well as to realize cash flow and capital appreciation over the long term. The Company intends to target strategically located multifamily properties throughout the U.S., which offer the potential to achieve attractive risk-adjusted returns. RELI specifically targets A to C rated properties with over 100 units and acquisition targets priced below the market cap rate margin for that particular market, with an emphasis on B rated properties. The Company seeks properties that derive value from unique attributes and locations, such as access to major transportation hubs and corridors, locales near employment centers, and properties that support specific local industries or major employment centers.

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Housing markets remains tight as household formation accelerates. Steady job creation and low unemployment are expected to boost household formation in 2020, supporting a third consecutive year of national sub-5% vacancy level, and we expect this even with COVID-19 as housing is of critical importance at all times. Much of the new demand is expected to center on apartments that serve to the traditional workforce: Class B and C properties. The qualities of Class B multifamily units (clean, modern, yet affordable) are highly coveted, forcing renters to compete for a product that is dwindling in supply. Although new apartment completions will reach their highest level in more than 25 years, with the delivery of more than 315,000 units, the new inventory largely caters to more affluent renters. As a result, Class A vacancy is expected to rise to 5.8% while Class B apartment vacancy remains relatively stable at 4.7% (Source: National Real Estate Investor’s Ranking the Top Multifamily Markets, February 2019).

Given the current climate, returns on Class B buildings are already seeing significant growth. So far this year, annualized growth in gross rents in the top 70 metropolitan areas is 3.4%; this has reached almost 7% in top metropolitan markets. Furthermore, when comparing Class B to their Class A counterparts, the former can be recession insulated. This is because during conditions of economic uncertainty, Class B buildings do not have to rely on premium rents to drive profitability (Source: RealCrowd’s The Growing Demand for Class B Multifamily and What It Means for Investors, April 2018).

We plan to act as both the holder and merchant of our acquisitions. After selecting and acquiring a specific asset that we believe is priced attractively, we plan to utilize its management expertise to derive a continued cash flow from the property. This might include improvements of the property that could allow us to seek higher rent revenue. When a particular property displays a significant capital appreciation, we plan to act as a merchant and sell it in order to capitalize on the higher value.

We believe that the following strategic factors provide us with a competitive advantage and a solid platform to continue the successful implementation of its aggressive expansion plans, while also maximizing profitability and achieving sustainable long-term growth:

1.	Continuing the acquisition of stable, income producing undervalued multifamily residential properties;

2.	Creating efficiencies and economies of scale through large scale purchasing and shared services, such as property management services; and

3.	Capitalizing on its management team’s market knowledge and industry relationships.

We plan to use, when possible, our affiliate, Efficient Property Management, LLC, as our property management company. Over the past 30 years, Efficient Property Management has strategically focused on maximizing profitability by increasing occupancy, increasing rents, and lowering expenses. In addition, Efficient Property Management is involved in the property’s preservation, increasing each property’s overall integrity and longevity.

We intend to capitalize on the ability of our management team to source, evaluate, negotiate, structure, close and manage acquisitions of multifamily properties throughout the U.S. For example, we believe that our relationships with multiple merchant builders acquired over its management team’s 30 years of real estate operations provide us with a competitive advantage in securing real estate acquisitions that fit its portfolio objectives.

In terms of day-to-day operations, we actively review our property performance quarterly, including operational statistics, collections, market trends, significant lease rollovers, marketing strategy, and capital improvements. In particular, the asset’s capital expenditures and insurance are closely monitored in order to mitigate large risks across the portfolio. As a value-oriented long-term investor, we plan to adjust our investment strategy to react to evolving market dynamics. As economic and business cycles develop, we may adjust and/or expand our investment strategy and target investments to capitalize on various investment opportunities. We believe that our market expertise, responsive investment strategy, and diversified initial portfolio allow it to adapt to changing market conditions and generate attractive long-term returns.

Real Estate Market Overview

General

Real estate and real estate investment trust (REIT) investments have delivered a long-term total return to investors that we believe generally match and often exceed broad market aggregates. For example, the annual total return on the Nareit All Equity REITs Index (a free-float adjusted, market capitalization-weighted index of U.S. equity REITs) in the 25 years through January 2019 was 10.3%, one full percentage point higher than the total return on the S&P 500 over the same period. A portfolio that includes real estate also benefits from improved diversification, as REIT and real estate returns are not highly correlated with the broader stock market.

From an investment perspective, the strong multifamily operating dynamics has resulted in rising rents paired with high occupancies, which has produced income growth generally outpacing operating expense increases. This means that while prices will continue to rise, the days of easy price gains might come to an end. In addition, with rising interest rates, the inexpensive debt capital that supported rising property values in recent years is diminishing. When the cost of borrowing rises, cap rates must move correspondingly, with sales prices coming down for investments to make sense. With that inherent price pressure in mind, 2019 is likely to be more of a buyer’s market. Attractive multifamily acquisitions can be captured by buyers who secure assets that are priced correctly (Source: Kiplinger’s 2019 Real Estate Report: How Does the Multifamily Market Look? December 2018).

We cannot presently estimate the full financial impact of the unprecedented COVID-19 pandemic on our business or predict the related federal, state and local civil authority actions, which are highly dependent on the severity and duration of the pandemic; however, we see opportunities which may arise as to changes in the markets. Due to the uncertainties associated with the COVID-19 pandemic and the indeterminate length of time it will affect, we have taken proactive measures to secure our liquidity position to be able to meet our obligations for the foreseeable future.

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ITEM 1A. RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this memorandum, including our financial statements and the notes thereto before deciding to invest in our common stock. The following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

Risks Related to Our Business

The Company has a limited operating history.

Since the change of control which took place in September of 2018, the Company’s operations have been limited to acquiring the insurance agencies as described in the “Insurance Operations” and “Overview”. Investors will have little basis upon which to evaluate the Company’s ability to achieve the Company’s business objectives which are to acquire, own and operate insurance agencies and multi-family apartment buildings.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to acquire other assets or businesses.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, which are also competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than the Company does, and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses might be limited if the Company’s limited financial resources are less than that of its competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete an acquisition, or to Company the operations and growth of existing and target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

To date, much of our capital for acquiring insurance agencies and operating the ones we have acquired has come from funds provided by Reliance Global Holdings our affiliate, and from loans from unaffiliated lenders. We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure or existing business, or abandon a proposed acquisition or acquisitions. In addition, if we consummate additional acquisitions, we may require additional financing to Company the operations or growth of that business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our business.

Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

Our success depends on our ability to attract and retain skilled and experienced personnel. There is significant competition from within the insurance and real estate industries and from businesses outside the industries for exceptional employees, especially in key positions. If we are not able to successfully attract, retain and motivate our employees, our business, financial results and reputation could be materially and adversely affected.

Losing employees who manage or support substantial customer relationships or possess substantial experience or expertise could adversely affect our ability to secure and complete customer engagements, which would adversely affect our results of operations. Also, if any of our key personnel were to join an existing competitor or form a competing company, some of our customers could choose to use the services of that competitor instead of our services. While our key personnel are generally prohibited by contract from soliciting our employees and customers for a two-year period following separation from employment with us, they are not prohibited from competing with us.

In addition, we could be adversely affected if we fail to adequately plan for the succession of our senior leaders and key executives. We cannot guarantee that the services of these executives will continue to be available to us. The loss of our senior leaders or other key personnel, or our inability to continue to identify, recruit and retain such personnel, or to do so at reasonable compensation levels, could materially and adversely affect our business, results of operations, cash flows and financial condition.

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Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

Our growth strategy partially includes the acquisition of other insurance intermediaries. Our ability to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations, and expand into new markets requires us to implement and continuously improve our operations and our financial and management information systems. Integrated, acquired businesses may not achieve levels of revenues or profitability comparable to our existing operations, or otherwise perform as expected. In addition, we compete for acquisition and expansion opportunities with firms and banks that may have substantially greater resources than we do. Acquisitions also involve a number of special risks, such as diversion of management’s attention; difficulties in the integration of acquired operations and retention of personnel; increase in expenses and working capital requirements, which could reduce our return on invested capital; entry into unfamiliar markets or lines of business; unanticipated problems or legal liabilities; estimation of the acquisition earn-out payables; and tax and accounting issues, some or all of which could have a material adverse effect on our results of operations, financial condition and cash flows. Post-acquisition deterioration of operating performance could also result in lower or negative earnings contribution and/or goodwill impairment charges.

A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation.

We rely on information technology and third party vendors to provide effective and efficient service to our customers, process claims, and timely and accurately report information to carriers and which often involves secure processing of confidential sensitive, proprietary and other types of information. Cybersecurity breaches of any of the systems we rely on may result from circumvention of security systems, denial-of-service attacks or other cyber-attacks, hacking, “phishing” attacks, computer viruses, ransomware, malware, employee or insider error, malfeasance, social engineering, physical breaches or other actions, any of which could expose us to data loss, monetary and reputational damages and significant increases in compliance costs. An interruption of our access to, or an inability to access, our information technology, telecommunications or other systems could significantly impair our ability to perform such functions on a timely basis. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of our ability to write and process new and renewal business, provide customer service, pay claims in a timely manner or perform other necessary business functions. We have from time to time experienced cybersecurity breaches, such as computer viruses, unauthorized parties gaining access to our information technology systems and similar incidents, which to date have not had a material impact on our business.

Additionally, we are an acquisitive organization and the process of integrating the information systems of the businesses we acquire is complex and exposes us to additional risk as we might not adequately identify weaknesses in the targets’ information systems, which could expose us to unexpected liabilities or make our own systems more vulnerable to attack. In the future, any material breaches of cybersecurity, or media reports of the same, even if untrue, could cause us to experience reputational harm, loss of clients and revenue, loss of proprietary data, regulatory actions and scrutiny, sanctions or other statutory penalties, litigation, liability for failure to safeguard clients’ information or financial losses. Such losses may not be insured against or not fully covered through insurance we maintain.

While we have invested and continue to invest in technology security initiatives, policies and resources and employee training, entirely eliminating all risk of improper access to private information is not possible. The cost and operational consequences of implementing, maintaining and enhancing further system protections measures could increase significantly as cybersecurity threats increase. As these threats evolve, cybersecurity incidents will be more difficult to detect, defend against and remediate. Any of the foregoing may have a material adverse effect on our business, financial condition and reputation.

Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

Frequent technological changes, new products and services and evolving industry standards are influencing the insurance and real estate businesses. The Internet, for example, is increasingly used to securely transmit benefits, property and personal information, and related information to customers and to facilitate business-to-business information exchange and transactions.

We are continuously taking steps to upgrade and expand our information systems capabilities. Maintaining, protecting and enhancing these capabilities to keep pace with evolving industry and regulatory standards, and changing customer preferences, requires an ongoing commitment of significant resources. If the information we rely upon to run our businesses was found to be inaccurate or unreliable or if we fail to effectively maintain our information systems and data integrity, we could experience operational disruptions, regulatory or other legal problems, increases in operating expenses, loss of existing customers, difficulty in attracting new customers, or suffer other adverse consequences.

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Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

We are subject to a variety of continuously evolving and developing laws and regulations globally regarding privacy, data protection, and data security, including those related to the collection, storage, handling, use, disclosure, transfer, and security of personal data. Significant uncertainty exists as privacy and data protection laws may be interpreted and applied differently from country to country and may create inconsistent or conflicting requirements. These laws apply to transfers of information among our affiliates, as well as to transactions we enter into with third party vendors. These and similar initiatives around the world could increase the cost of developing, implementing or securing our servers and require us to allocate more resources to improved technologies, adding to our information technology and compliance costs. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The enactment of more restrictive laws, rules, regulations or future enforcement actions or investigations could impact us through increased costs or restrictions on our business, and noncompliance could result in regulatory penalties and significant legal liability.

Because our insurance business is highly concentrated in Michigan, New Jersey, Montana and Ohio, adverse economic conditions, natural disasters, or regulatory changes in these regions could adversely affect our financial condition.

A significant portion of our insurance business is concentrated in Michigan, New Jersey, Montana and Ohio. For the year ended December 31, 2019, and 2018 we derived $4,450,785 and $390,770 respectively or 100%, of our annualized revenue, respectively, from our operations located in these regions (FYE 2019 - Michigan – 42.14%, New Jersey – 8.36%, Montana – 23.29% and Ohio – 26.22% and FYE 2018 – Michigan 100%) For the 3 months ended March 31, 2020 we derived revenues of $883,372 (44%) from Michigan, $489,826 (24%) from Montana, $537,598 (27%) from Ohio and $93,518 (5%) from New Jersey. The insurance business is primarily a state-regulated industry, and therefore, state legislatures may enact laws that adversely affect the insurance industry. Because our business is concentrated in these four states, we face greater exposure to unfavorable changes in regulatory conditions in those states than insurance intermediaries whose operations are more diversified through a greater number of states. In addition, the occurrence of adverse economic conditions, natural or other disasters, or other circumstances specific to or otherwise significantly impacting these states could adversely affect our financial condition, results of operations and cash flows. We are susceptible to losses and interruptions caused by hurricanes or other weather conditions, and other possible events such as terrorist acts and other natural or man-made disasters. Our insurance coverage with respect to natural disasters is limited and is subject to deductibles and coverage limits. Such coverage may not be adequate, or may not continue to be available at commercially reasonable rates and terms.

If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

The credit agreements, in the aggregate principal amount of $9,232,866, as of March 31, 2020, that govern our debt contain various covenants and other limitations with which we must comply and also contain provisions which cause a “cross default” if we default our obligations under other material contracts to which we are parties. At March 31, 2020, the Company obtained a covenant waiver in order to continue to be in compliance with the financial covenants and other limitations contained in each of these agreements. However, failure to comply with material provisions of our covenants in these agreements or other credit or similar agreements to which we may become a party could result in a default, rendering them unavailable to us and causing a material adverse effect on our liquidity, results of operations and financial condition. In the event of certain defaults, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under these agreements or our other indebtedness, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

The restrictive covenants in our debt agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. In particular, among other covenants, our debt agreements require us to maintain a minimum ratio of Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for certain transaction-related items (“Consolidated EBITDA”), to consolidated interest expense and a maximum ratio of consolidated net indebtedness to Consolidated EBITDA. Our compliance with these covenants could limit management’s discretion in operating our business and could prevent us from engaging in certain potentially beneficial activities.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with U.S. GAAP. Any changes in estimates, judgments and assumptions could have a material adverse effect on our financial position and results of operations and therefore our business.

The preparation of financial statements in accordance with U.S. GAAP involves making estimates, judgments and assumptions that affect reported amounts of assets (including intangible assets), liabilities and related reserves, revenues, expenses and income. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenues, expenses and income, and could have a material adverse effect on our financial position, results of operations and cash flows.

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Improper disclosure of confidential information could negatively impact our business.

We are responsible for maintaining the security and privacy of our customers’ confidential and proprietary information and the personal data of their employees. We have put in place policies, procedures and technological safeguards designed to protect the security and privacy of this information; however, we cannot guarantee that this information will not be improperly disclosed or accessed. Disclosure of this information could harm our reputation and subject us to liability under our contracts and laws that protect personal data, resulting in increased costs or loss of revenues.

Our business, results of operations, financial condition and liquidity may be materially adversely affected by certain actual and potential claims, regulatory actions and proceedings.

We are subject to various actual and potential claims, regulatory actions and other proceedings including those relating to alleged errors and omissions in connection with the placement or servicing of insurance and/or the provision of services in the ordinary course of business, of which we cannot, and likely will not be able to, predict the outcome with certainty. Because we often assist customers with matters involving substantial amounts of money, including the placement of insurance and the handling of related claims that customers may assert, errors and omissions claims against us may arise alleging potential liability for all or part of the amounts in question. Also, the failure of an insurer with whom we place business could result in errors and omissions claims against us by our customers, which could adversely affect our results of operations and financial condition. Claimants may seek large damage awards, and these claims may involve potentially significant legal costs, including punitive damages. Such claims, lawsuits and other proceedings could, for example, include claims for damages based upon allegations that our employees or sub-agents failed to procure coverage, report claims on behalf of customers, provide insurance companies with complete and accurate information relating to the risks being insured or appropriately apply funds that we hold for our customers on a fiduciary basis. In addition, given the long-tail nature of professional liability claims, errors and omissions matters can relate to matters dating back many years. Where appropriate, we have established provisions against these potential matters that we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments.

While most of the errors and omissions claims made against us (subject to our self-insured deductibles) have been covered by our professional indemnity insurance, our business, results of operations, financial condition and liquidity may be adversely affected if, in the future, our insurance coverage proves to be inadequate or unavailable, or if there is an increase in liabilities for which we self-insure. Our ability to obtain professional indemnity insurance in the amounts and with the deductibles we desire in the future may be adversely impacted by general developments in the market for such insurance or our own claims experience. In addition, regardless of monetary costs, these matters could have a material adverse effect on our reputation and cause harm to our carrier, customer or employee relationships, or divert personnel and management resources.

Risks Related to the Insurance and Real Estate Industries

We may experience increased competition from insurance companies, real estate investment trusts, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

The insurance intermediary and real estate businesses are highly competitive and we actively compete with numerous firms for customers, properties and insurance companies, many of which have relationships with insurance companies or real estate investment firms, or have a significant presence in niche insurance or real estate markets that may give them an advantage over us. Other competitive concerns may include the quality of our products and services, our pricing and the ability of some of our customers to self-insure and the entrance of technology companies into the insurance intermediary business. A number of insurance companies are engaged in the direct sale of insurance, primarily to individuals, and do not pay commissions to agents and brokers. In addition, and to the extent that banks, securities firms, private equity companies, and insurance companies affiliate, the financial services industry may experience further consolidation, and we therefore may experience increased competition from insurance companies and the financial services industry, as a growing number of larger financial institutions increasingly, and aggressively, offer a wider variety of financial services, including insurance intermediary services.

In addition, there has been an increase in alternative insurance markets, such as self-insurance, captives, risk retention groups and non-insurance capital markets. While we collaborate and compete in these segments on a fee-for-service basis, we cannot be certain that such alternative markets will provide the same level of insurance coverage or profitability as traditional insurance markets.

Lastly, our multifamily residential communities compete for residents with other housing alternatives, including other rental apartments and condominiums, and, to a lesser degree, single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing as well as household formation and job creation in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rental rates.

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Worsening of Current U.S. economic conditions as a result of the COVID-19 pandemic may adversely affect our business.

If economic conditions were to worsen, a number of negative effects on our business could result, including declines in values of insurable exposure units, declines in insurance premium rates, the financial insolvency of insurance companies, the reduced ability of customers to pay, declines in the stock of residential housing or declines in property values. Also, if general economic conditions are poor, some of our customers may cease operations completely or be acquired by other companies, which could have an adverse effect on our results of operations and financial condition. If these customers are affected by poor economic conditions, but yet remain in existence, they may face liquidity problems or other financial difficulties that could result in delays or defaults in payments owed to us, which could have a significant adverse impact on our consolidated financial condition and results of operations. Any of these effects could decrease our net revenues and profitability.

Our business, and therefore our results of operations and financial condition, may be adversely affected by conditions that result in reduced insurer capacity.

Our results of operations depend on the continued capacity of insurance carriers to underwrite risk and provide coverage, which depends in turn on those insurance companies’ ability to procure reinsurance. Capacity could also be reduced by insurance companies failing or withdrawing from writing certain coverages that we offer to our customers. We have no control over these matters. To the extent that reinsurance becomes less widely available or significantly more expensive, we may not be able to procure the amount or types of coverage that our customers desire and the coverage we are able to procure for our customers may be more expensive or limited.

Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected effects on our results of operations.

Our commission income (including profit-sharing contingent commissions and override commissions) can vary quarterly or annually due to the timing of policy renewals and the net effect of new and lost business production. We do not control the factors that cause these variations. Specifically, customers’ demand for insurance products can influence the timing of renewals, new business and lost business (which includes policies that are not renewed), and cancellations. In addition, we rely on insurance companies for the payment of certain commissions. Because these payments are processed internally by these insurance companies, we may not receive a payment that is otherwise expected from a particular insurance company in a particular quarter or year until after the end of that period, which can adversely affect our ability to forecast these revenues and therefore budget for significant future expenditures. Quarterly and annual fluctuations in revenues based upon increases and decreases associated with the timing of new business, policy renewals and payments from insurance companies may adversely affect our financial condition, results of operations and cash flows.

Profit-sharing contingent commissions are special revenue-sharing commissions paid by insurance companies based upon the profitability, volume and/or growth of the business placed with such companies generally during the prior year. Over the last three years these commissions generally have been in the range of 3.0% to 3.5% of our previous year’s total core commissions and fees. Due to, among other things, potentially poor macroeconomic conditions, the inherent uncertainty of loss in our industry and changes in underwriting criteria due in part to the high loss ratios experienced by insurance companies, we cannot predict the payment of these profit-sharing contingent commissions. Further, we have no control over the ability of insurance companies to estimate loss reserves, which affects our ability to make profit-sharing calculations. Override commissions are paid by insurance companies based upon the volume of business that we place with them and are generally paid over the course of the year. Because profit-sharing contingent commissions and override commissions materially affect our revenues, any decrease in their payment to us could adversely affect our results of operations, profitability and our financial condition.

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Our business practices and compensation arrangements are subject to uncertainty due to potential changes in regulations.

The business practices and compensation arrangements of the insurance intermediary industry, including our practices and arrangements, are subject to uncertainty due to investigations by various governmental authorities. Certain of our offices are parties to profit-sharing contingent commission agreements with certain insurance companies, including agreements providing for potential payment of revenue-sharing commissions by insurance companies based primarily on the overall profitability of the aggregate business written with those insurance companies and/or additional factors such as retention ratios and the overall volume of business that an office or offices place with those insurance companies. Additionally, to a lesser extent, some of our offices are parties to override commission agreements with certain insurance companies, which provide for commission rates in excess of standard commission rates to be applied to specific lines of business, such as group health business, and which are based primarily on the overall volume of business that such office or offices placed with those insurance companies. The legislatures of various states may adopt new laws addressing contingent commission arrangements, including laws prohibiting such arrangements, and addressing disclosure of such arrangements to insureds. Various state departments of insurance may also adopt new regulations addressing these matters which could adversely affect our results of operations.

We may have unforeseen risks as a result of the COVID-19 pandemic

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

An investment in the Company involves various risks associated with many other real estate investments

The Company will be subject to the risks that generally relate to investing in real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Company’s real estate related investments. The performance and value of its investments once acquired depends upon many factors beyond the Company’s control. The ultimate performance and value of the Company’s investments are subject to the varying degrees of risk generally incident to the ownership and operation of the properties in which the Company invests and which collateralize or support its investments. The ultimate performance and value of the Company’s investments will depend upon, in large part, the ability to operate any given property so that it produces sufficient cash flows. In addition, revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of major tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws; the impact of lawsuits which could cause the Company to incur significant legal expenses and divert management’s time and attention from the day-to-day operations of the Company; and other factors that are beyond the Company’s control. Any of the foregoing factors as well as others could adversely impact the return on investment and cash flows and values of the Company’s investments. In addition, property values can decline below their acquisition price or below their appraised, assessed, or perceived values after the acquisition. Material declines in values could result in subsequent losses. The Company’s real estate based investments may be difficult to sell in an efficient and expeditious manner, and there can be no assurance that there will be a ready resale market if or when the Company finds it necessary or otherwise elects to sell such investments.

Risk of lack of knowledge in distant geographic markets

Although the Company intends to focus its investments in locations with which we are generally familiar, the Company runs a risk of experiencing underwriting challenges or issues associated with a lack of familiarity in some markets. Each market has nuances and idiosyncrasies that affect values, marketability, desirability, and demand for individual assets that may not be easily understood from afar. While we believe we can effectively mitigate these risks in a myriad of ways, there is no guarantee that investments in any geographic market will perform as expected.

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Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various federal, state and local laws subject multifamily residential community owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials that may be present in the land or buildings of a multifamily residential community. Potentially hazardous materials may include polychlorinated biphenyls, petroleum-based fuels, lead-based paint or asbestos, among other materials. Such laws often impose liability without regard to fault or whether the owner or operator knew of, or was responsible for, the presence of such materials. The presence of, or the failure to manage or remediate properly, these materials may adversely affect occupancy at such apartment communities as well as the ability to sell or finance such apartment communities. In addition, governmental agencies may bring claims for costs associated with investigation and remediation actions, damages to natural resources and for potential fines or penalties in connection with such damage or with respect to the improper management of hazardous materials. Moreover, private plaintiffs may potentially make claims for investigation and remediation costs they incur or personal injury, disease, disability or other infirmities related to the alleged presence of hazardous materials at a multifamily residential community. In addition to potential environmental liabilities or costs associated with our current multifamily residential communities, we may also be responsible for such liabilities or costs associated with communities we acquire or manage in the future, or multifamily residential communities we no longer own or operate.

Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all places intended to be used by the public are required to meet certain federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 (the “FHAA”) requires multifamily residential communities first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For those multifamily residential communities receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. These and other federal, state and local laws may require structural modifications to our apartment communities or changes in policy/practice, or affect renovations of the communities. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our multifamily residential communities are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA, the FHAA and the Rehabilitation Act of 1973 in connection with the ongoing operation or redevelopment of our multifamily residential communities.

We compete in a highly-regulated industry, which may result in increased expenses or restrictions on our operations.

We conduct business in several states of the United States of America and are subject to comprehensive regulation and supervision by government agencies in each of those states. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of our shareholders, and it is difficult to anticipate how changes in such regulation would be implemented and enforced. As a result, such regulation and supervision could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing of entities to transact business, licensing of agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, determining technology and data protection requirements, establishing reserve requirements and solvency standards, requiring participation in guarantee funds and shared market mechanisms, and restricting payment of dividends. Also, in response to perceived excessive cost or inadequacy of available insurance, states have from time to time created state insurance funds and assigned risk pools, which compete directly, on a subsidized basis, with private insurance providers. We act as agents and brokers for such state insurance funds and assigned risk pools in Michigan as well as certain other states. These state funds and pools could choose to reduce the sales or brokerage commissions we receive. Any such reductions, in a state in which we have substantial operations could affect the profitability of our operations in such state, or cause us to change our marketing focus. Further, state insurance regulators and the National Association of Insurance Commissioners continually re-examine existing laws and regulations, and such re-examination may result in the enactment of insurance-related laws and regulations, or the issuance of interpretations thereof, that adversely affect our business. Certain federal financial services modernization legislation could lead to additional federal regulation of the insurance industry in the coming years, which could result in increased expenses or restrictions on our operations. Other legislative developments that could adversely affect us include: changes in our business compensation model as a result of regulatory developments (for example, the Affordable Care Act); and federal and state governments establishing programs to provide health insurance or, in certain cases, property insurance in catastrophe-prone areas or other alternative market types of coverage, that compete with, or completely replace, insurance products offered by insurance carriers. Also, as climate change issues become more prevalent, the U.S. and foreign governments are beginning to respond to these issues. This increasing governmental focus on climate change may result in new environmental regulations that may negatively affect us and our customers. This could cause us to incur additional direct costs in complying with any new environmental regulations, as well as increased indirect costs resulting from our customers incurring additional compliance costs that get passed on to us. These costs may adversely impact our results of operations and financial condition.

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Although we believe that we are in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules, regulations or interpretations thereof, will not be adopted in the future that could make compliance more difficult or expensive.

Risks Related to Investing in our Securities

We may experience volatility in our stock price that could affect your investment.

The market price of our common stock may be subject to significant fluctuations in response to various factors, including: quarterly fluctuations in our operating results; changes in securities analysts’ estimates of our future earnings; changes in securities analysts’ predictions regarding the short-term and long-term future of our industry; changes to the tax code; and our loss of significant customers or significant business developments relating to us or our competitors. Our common stock’s market price also may be affected by our inability to meet stock analysts’ earnings and other expectations. Any failure to meet such expectations, even if minor, could cause the market price of our common stock to decline. In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many listed companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock’s market price. In the past, securities class action lawsuits frequently have been instituted against companies following periods of volatility in the market price of such companies’ securities. If any such litigation is initiated against us, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Company’s CEO has a controlling common stock equity interest.

Our CEO, Ezra Beyman, is the beneficial owner of approximately 62.49% of the common stock. As such he has the ability to control any actions which require shareholder approval. If there is an annual or special meeting of stockholders for any reason, our CEO has total discretion regarding proposals submitted to a vote by shareholders as a consequence of his significant equity interest. Accordingly, the Company’s CEO will continue to exert substantial control until such time, if ever, that he no longer has majority voting control.

Other risks involving our Company and its securities

There are generic risks which involve an investment in our securities:

●	Investors investing in our Company could experience immediate dilution as a market for our stock develops, and there are no assurances as to the level of dilution
●	The investors in this offering must complete their own due diligence and make their own investment decisions regarding an investment in this offering as there are no independent experts retained to represent the investors.
●	The placement agent will receive a commission of 9% of the gross proceeds of this offering, regardless of whether the Company is successful in its endeavors.
●	Due to the lack of a consistently strong trading market for our common stock, the offering price has been arbitrarily determined and may not reflect the true market value of a share of our common stock.

Broad discretion of management

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective acquisition. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of acquisitions. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

If the Company is deemed to be an investment company, the Company may be required to institute burdensome compliance requirements and the Company’s activities may be restricted, which may make it difficult for the Company to enter into a business combination.

If the Company is deemed to be an investment company, the Company may be required to institute burdensome compliance requirements and the Company’s activities may be restricted, such as:

●	restrictions on the nature of the Company’s investments; and

●	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

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In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

The Company does not believe that its anticipated principal activities will subject it to the Investment Company Act of 1940.

Future sales or other dilution of our equity could adversely affect the market price of our common stock.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise Companying our corporate activities is through the issuance of additional equity securities. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, performance stock units, options or warrants to purchase shares of our common stock in the future and those options or warrants are exercised or as the restricted stock units or performance stock units vest, our stockholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, including the risk factors described above, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	General economic and political conditions such as recessions, economic downturns and acts of war or terrorism;

●	Quarterly variations in our operating results;

●	Seasonality of our business cycle;

●	Changes in the market’s expectations about our operating results;

●	Our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	Changes in financial estimates and recommendations by securities analysts concerning us or the insurance brokerage or financial services industries in general;

●	Operating and stock price performance of other companies that investors deem comparable to us;

●	News reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;

●	Cyberattacks and other cybersecurity incidents;

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●	Changes in laws and regulations affecting our business;

●	Material announcements by us or our competitors;

●	The impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;

●	Market volatility;

●	A negative market reaction to announced acquisitions;

●	Competitive pressures in each of our segments;

●	General conditions in the insurance brokerage and insurance industries;

●	Legal proceedings or regulatory investigations;

●	Regulatory requirements, including international sanctions and the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws; or

●	Sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.

Stockholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

The Company’s shares of common stock are traded on the OTCQB, with limited liquidity.

Our common stock currently trades on the OTCQB. There can be no assurance that there will be a liquid trading market for the Company’s common stock. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether the current trading market will be sustained.

We intend to apply for listing of our common stock the Nasdaq Capital Market. We can provide no assurance that our common stock or the warrants will qualify to be listed, and, if listed, that our common stock will thereafter always meet the Nasdaq Capital Market continued listing standards.

Our common stock is currently quoted on the OTCQB. We anticipate that at some point our common stock may, if we uplist, be eligible to be listed on the Nasdaq Capital Market; however, we can provide no assurance that our application will be approved, and that an active trading market on the Nasdaq Capital Market for our common stock and the warrants will develop and continue. If our common stock remains quoted on or reverts to an over-the-counter system rather than being listed on a national securities exchange, you may find it more difficult to dispose of shares of our common stock or obtain accurate quotations as to the market value of our common stock. The completion of this offering is conditioned on our common stock being approved for listing on the Nasdaq Capital Market or another securities exchange. As of the date of this memorandum, we have not applied to any other securities exchange to list our common stock.

If the Nasdaq Capital Market approves our application to list our common stock and we are not able to comply with the applicable continued listing standards of the Nasdaq Capital Market, the Nasdaq Capital Market could delist our common stock.

We intend in the near future to apply to list our common stock on the Nasdaq Capital Market. There is no assurance that our common stock or will ever be listed on the Nasdaq Capital Market. Should our common stock be listed on the Nasdaq Capital Market, in order to maintain that listing, we must satisfy minimum financial and other continued listing standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable continued listing standards.

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Possible issuance of additional securities.

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2020, we had 356,742,548 shares issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future Management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

It is the intention of the Company’s Management following the consummation of an acquisition to seek coverage and publication of information regarding the Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published by Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This memorandum contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the “Part I,” “Risk Factors and “Business,” but are also contained elsewhere in this memorandum. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

You should read this Form 10, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this Form 10 regardless of the time of delivery of this Form 10 or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Form 10. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Industry and Market Data

Unless otherwise indicated, information contained in this Form 10 concerning our industry and the markets in which we operate, including our general expectations and market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in the relevant industries and markets. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications that is included in this Form 10 is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward- looking statements in other materials we release to the public.

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Overview

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party purchased control of the Company. Ethos Media Network, Inc. was then renamed on October 18, 2018.

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) purchased certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”) purchased certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, a related party of the Company, entered into a purchase agreement to sell assign, and convey membership interest and all other property rights in EBS and USBA to Reliance.

USBA is a general agent for various insurance companies and earns override commissions on business placed by other “downstream” agencies. EBS is a retail broker with its revenues mainly sourced from independent contractor brokers.

On December 1, 2018, Commercial Coverage Solutions, LLC (“CCS”), a wholly owned subsidiary of Reliance, acquired Commercial Solutions of Insurance Agency, LLC. CCS is a property and casualty insurance agency that specializes in commercial trucking and transportation insurance.

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance, acquired Southwestern Montana Financial Center, Inc.. SWMT is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance, acquired Fortman Insurance Agency, LLC. FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On September 1, 2019, the Company acquired Altruis Benefits Consulting, Inc. (“ABC”). ABC is an insurance agency and employee benefits provider.

The recent outbreak of novel coronavirus (“COVID-19”) originated in Wuhan, China, in December 2019 and has since spread throughout the world, including all 50 U.S. states. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and has forced us to temporarily close our offices and reduce our on-site staff in compliance with governmental responses to help restrict the spread of the virus. We are continuing operations via online workspace software. Disruptions caused by COVID-19 and measures taken to prevent its spread or mitigate its effects both domestically and internationally have impacted our operating results.

Disruptions caused by COVID-19 and measures taken to prevent its spread or mitigate its effects both domestically and internationally have impacted our operating results We believe the governmental responses to the pandemic resulting in a slowdown of global economic activity, which has significantly impacted most consumers including their ability to purchase insurance policies.

The COVID-19 pandemic has caused disruption in the capital markets, and, in certain cases, restricted the ability of companies to access the capital markets and other sources of financing. Our ability to obtain additional financing that we may choose to, or need to, obtain could be more difficult and/or expensive, and we may not be able to obtain such financing on terms acceptable to us or at all. However, we believe that our cash on hand, and the cash we expect to generate from our operations and are, and will continue to be, sufficient to meet our ongoing operating and capital expenditure requirements for at least the next twelve months.

We have not furloughed or terminated, or cut wages for, any employees, and we do not intend to for the foreseeable future. We are also not taking advantage of the allowed deferral of the employer payroll taxes under the Coronavirus Aid, Relief and Economics Securities Act (“CARES Act”). We have, however, been approved for a $673,700 loan through the U.S. Small Business Administration’s Paycheck Protection Program authorized as part of the CARES Act.

To date, the COVID-19 pandemic has not had a material adverse impact on our operations. However, the economic effects of the pandemic and resulting societal changes are currently not predictable, and the financial impacts could vary from those seen since March 11. There are a number of uncertainties that could impact our future results of operations, including the effectiveness of COVID-19 mitigation measures; the duration of the pandemic; global economic conditions; and changes in consumer confidence, behaviors and spending.

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Results of Operations Year Ended December 31, 2019

	Successor		Predecessor
	For the Year ended December 31, 2019	For the Period from August 1, 2018 through December 31, 2018	For the Period from January 1, 2018 through July 31, 2018
REVENUE
Commission income	$4,450,785	$390,770	$627,991
Total revenue	4,450,785	390,770	627,991

OPERATING EXPENSES
Commission expense	705,714	156,763	283,282
Salaries and wages	2,316,533	142,016	95,738
General and administrative expenses	3,638,896	885,800	181,400
Marketing and advertising	165,574	1,121	5,193
Depreciation and amortization	727,979	25,451	1,778
Total operating expenses	7,554,696	1,211,151	567,391

(Loss) income from operations	(3,103,911)	(820,381)	60,600

Other expense, net	(391,570)	(27,924)	(2,279)
Settlement agreement expense	-	(306,981)	-
	(391,570)	(334,905)	(2,279)

Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321

Basic and diluted loss per share	$(0.01)	$(0.01)
Weighted average number of shares outstanding	246,656,149	180,479,232

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
REVENUE
Commission income	$2,004,314	$366,064
Total revenue	2,004,314	366,064

OPERATING EXPENSES
Commission expense	425,585	94,440
Salaries and wages	868,274	255,014
General and administrative expenses	1,121,120	587,502
Marketing and advertising	67,762	46,417
Depreciation and amortization	329,091	23,876
Total operating expenses	2,811,832	1,007,249

Loss from operations	(807,518)	(641,185)

Other expense, net	(172,280)	(35,568)

Net loss	$(979,798)	$(676,753)

Basic and diluted loss per share	$0.00	$0.00
Weighted average number of shares outstanding	249,933,839	221,906,689

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Revenues

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business, and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The Company had revenues of $4,450,785 in our fiscal year ended December 31, 2019, as compared to $390,770 for the successor period from August 1, 2018 through year ended December 31, 2018. The increase in revenue is due to the insurance agencies acquired in 2018 reporting revenue for the full year coupled with partial year of revenue for the agencies acquired in 2019.

For the 3 months ended March 31, 2020 and 2019 the Company had revenues of $2,004,314, and $366,064 respectively. The increase in revenue is due to reporting revenues for the insurance agencies acquired during Q2 and Q3 of 2019. We expect the revenue to continue to increase in 2020 due to us recognizing revenue for a full year for all insurance entities.

Operating Expenses

The Company had total operating expenses of $7,554,696 in the year ended December 31, 2019, as compared to $1,211,151 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in operating expense was due to (i) increased corporate overhead of approximately $2.7 million primarily related to the acquisition and integration of acquired businesses recognizing expenses for a full year for the entities acquired in 2018 and costs of operating the businesses acquired in 2019 and (ii) general increase in other line items comprising operating expenses in 2019 as compared to 2018.

For the 3 months ended March 31, 2020 and 2019 the Company had operating expenses of $2,811,832, and $1,007,249 respectively. The increase in operating expense was due to (i) increased corporate overhead of approximately $600,000 primarily related to the costs of operating the businesses acquired in 2019 and (ii) general increase in other line items comprising operating expenses in 2020 as compared to 2019.

Net (Loss)

The Company had net loss of $3,495,481 in the year ended December 31, 2019 as compared to net loss of $1,155,286 (successor) for the period from August 1, through December 31, 2018. The net loss increased due to the increased expenses noted above and offset by the increased revenues noted above.

For the 3 months ended March 31, 2020 and 2019 the Company had a net loss of $979,798 and $676,753 respectively. The net loss increased due to the increased expenses note above and offset by the increased revenues noted above.

Liquidity and capital resources

As at December 31, 2019, the Company had a cash balance of $6,703 and working capital deficit of $4,020,803 compared with a cash balance of $12,456 (successor) and a working capital deficit of $1,049,976 at December 31, 2018. The increase in working capital deficit was caused by the increased working capital deficit of the entities acquired in 2019.

The Company has incurred losses of $979,798 for the three months ended March 31, 2020. At March 31, 2020, the Company had a working capital deficiency of approximately $4,316,000. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses will be implemented and enable the Company to continue to meet its obligations for at least the next twelve months. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all.

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company's business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the condensed consolidated financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

Cash Flows from Operating Activities

During the year ended December 31, 2019, cash flows used in operating activities was $373,934 compared with $141,469 (successor) of cash flow used during for the period from August 1, 2018 through December 31, 2018. The increase in cash flow used in operating activities was due to cash a full year of cash flows used in operation for the companies acquired in 2018, the cash flows used in operations of the companies acquired in 2019 and non-recurring corporate overhead.

During the three months ended March 31, 2020, cash flows used in operating activities was $223,696 compared with $358,133 of cash flow used during the period in 2019 due to the increased expenses related to the Q2 and Q3 2019 acquisitions.

Cash Flows from Investing Activities

During the year ended December 31, 2019, cash flows used in investing activities were $11,879,652 compared to cash flow used in investing activities of $1,122,693 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in cash used in investing activities was due to the increased use of cash of $10,250,825 for the entities acquired in 2019 and purchase of property and equipment of $506,134.

During the three months ended March 31, 2020, cash flows used in investing activities was $1,000,000 compared with $0 of cash flow used during the period in 2019. The increase of funds is due to the investment the Company made in NSURE, Inc..

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Cash Flows from Financing Activities

During the year ended December 31, 2019, cash provided by financing activities was $12,643,965 as compared to $1,365,368 (successor) for the period from August 1, 2018 through December 31, 2018. The increase was primarily related to debt issued to unrelated lenders of $6,916,005 and debt issued to related parties of $3,366,542.

During the three months ended March 31, 2020, cash provided by financing activities was $1,318,619 compared with $354,295 of cash flow used during the period in 2019. The primary increase of cash provided for is due to the $1 million proceeds from the sale of common stock to fund the NSURE, Inc. investment.

Off-Balance Sheet Arrangements

None.

Contractual Obligations and Commitments

On January 1, 2019, the Company adopted Accounting Standards Codification Topic 842, “Leases” (“ASC 842”) to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases.

Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board (“FASB”), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the condensed consolidated statement of operations. The Company determines the lease term by agreement with lessor.

Critical Accounting Policies

The following is a brief summary of a recent change in critical accounting policies in 2019. A more detailed discussion of the Company’s accounting policies is set forth in the financial statements for the year ended December 31, 2019 and the quarter ended March 31, 2020 also set forth in this Form 10. Effective January 1, 2019 the Company adopted the guidance contained in Accounting Standards Codification (“ASC”) Topic 606 Revenue from Contracts with Customers (“ASC 606”) and Topic 842 “Leases” (“ASC 842”).

The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, we recognize revenue for our services in accordance with the five steps outlined in ASC 606.

ASC 842 replaced legacy lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to legacy accounting guidance.

ITEM 3. DESCRIPTION OF PROPERTY

The Company’s leases its corporate office which is located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701.

As a result of the acquisition of the six insurance agencies in Michigan, New Jersey, Ohio and Montana, the Issuer’s subsidiaries currently rent office space in each location as follows:

Entity Name	Location	Own/Lease	Description	Approx. Sq. Footage
Employee Benefits Solutions	Cadillac, Michigan	Lease	Office Building	3,024
Southwestern Montana Insurance Center	Helena, Montana	Lease	Office Building	1,500
Southwestern Montana Insurance Center	Belgrade, Montana	Lease	Office Building	6,000
Fortman Insurance Center	Bluffton, Ohio	Lease	Office Building	990
Fortman Insurance Center	Ottawa, Ohio	Lease	Office Building	2,386
Commercial Coverage Solutions	Columbus, New Jersey	Lease	Office Building	1,485
Altruis Benefits Consultants	Bingham Farms, MI	Lease	Office Building	1,767

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of June 12, 2020 with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; (iii) all named executive officers; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of common stock subject to options or warrants that are exercisable as of the date of this Form 10 or are exercisable within 60 days of such date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Applicable percentage ownership is based on 356,742,548 shares of common stock outstanding as the date of this Form 10.

		Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares Common	Number of Shares Preferred***	Percentage****
5% Stockholders
Reliance Global Holdings – 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701**	93,016,503	339,119,910	62.49%
RELI NY LLC – PO Box 180240, Brooklyn, NY 11218	54,853,248	-	14.809%
Named Executive Officers and Directors
Ezra Beyman	93,016,503	339,119,910	62.49%
Alex Blumenfrucht	2,000,000	-	*
Yaakov Beyman	3,000,000	-	*
Scott Korman	-	-
Ben Fruchtzweig	258,128	-	*
David Lazar	-	-	*
All directors and executive officers as a group (6 persons)	98,274,631	339,119,910	63.79%

* Represents beneficial ownership of less than 1%.

** Reliance Global Holdings, LLC is an entity controlled by Ezra Beyman, CEO of the Company

***Consists of 33,911,991 shares of Series A Preferred Stock, which is convertible at a ratio of 10:1 into common stock and assumes full conversion.

****All common share equivalents of the outstanding shares of Series A Preferred Stock are factored into both the numerator and denominator of the equation.

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the names of the directors and executive officers of the Company, their ages as of the date of this Form 10, their positions held, and all commenced service with the Company in 2018.

Name	Age	Position(s) Held
Ezra Beyman	64	Chairman of the Board and Chief Executive Officer
Alex Blumenfrucht	32	Director and Chief Financial Officer
Yaakov Beyman	37	Executive Vice President, Insurance Division
Scott Korman	64	Member of the Board and Audit Committee
Ben Fruchtzweig	56	Member of the Board and Audit Committee
David Lazar	30	Member of the Board

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Ezra Beyman has served as the Chairman of our Board of Directors and our Chief Executive Officer since 2018. Mr. Beyman is the central force leading the success and growth of Reliance Global Holdings and RELI. Drawing on his nearly three decades of entrepreneurial experience in real estate and ten years in insurance, he has set his vision and acuity on one integrated goal: integrity and success. Mr. Beyman’s current portfolio of commercial and residential properties comprise of 93 apartment complexes and approximately 9,500 units, as well as several insurance companies. In 1985, he founded a small mortgage broker, together with his wife, which he operated in his basement. From there, his company rapidly grew into a dynamic force on the market. By 2008, he owned the third largest licensed mortgage brokerage in the U.S., having acquired numerous mortgage companies in the interim. He also expanded to real estate acquisition, having grown his portfolio to over three billion dollars. In expanding his investments, Mr. Beyman began exploring opportunities in other markets, acquiring several insurance agencies in both Florida and New Jersey. His latest venture includes entering the domains of warrantee and insurance carriers. Raised in the New York metropolitan area, Mr. Beyman spent his secondary and post-secondary school years at Mesivta Tifereth Yerushalayim, where he advanced his analytic abilities while mastering various areas of Talmudic studies, earning a position as one of the closest students of the Dean. He earned his First Talmudic degree in 1975. From early in his career, Mr. Beyman has worked closely with his wife, whom he made an equal equity partner in all his enterprises in 2009. He is now seeking to grow their enterprise in the post-recession era to peaks surpassing their previous successes.

Alex Blumenfrucht has served as member of our board of directors and our Chief Financial Officer since 2018. Mr. Blumenfrucht serves as the Chief Financial Officer (CFO) of RELI and also serves as the CFO at Reliance Global Holdings. Prior to joining Reliance Global Holdings, Mr. Blumenfrucht served as an Audit & Assurance Professional at Deloitte & Touche, LLP where he successfully led audit teams on both public and privately held corporations. Mr. Blumenfrucht’s extensive experience in internal control, financial analysis, and reporting for both private and publicly traded companies is central to the Company’s management of finances, reporting, and controls.

Yaakov Beyman has served as the Executive Vice President of the Insurance Divisions since 2018. Mr. Beyman oversees the insurance operations of Reliance Global Holdings. He works from a platform that includes both strategizing the future vision of the insurance division and developing and implementing operational tools on a more granular level to grow the various insurance businesses. In his role as a strategist, Mr. Beyman has mapped a clear future: expand the various insurance products that RELI offers both geographically and in category. On the more hands-on level, Mr. Beyman (who holds insurance licenses in most of the continental U.S.) is heavily involved in marketing, maintaining state of the art technological models, financial management and distribution, and entity creation and maintenance. Combining his roles as the idea-generator and implementer, he is well-equipped to take the lead role in growing the insurance divisions to greater heights.

Scott Korman, 64, currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Partner of Convergence Merchant Bank, as well as founder and CEO of Illumina Radiopharmaceuticals LLC, CEO of Red Mountain Medical Holdings, Inc., and founder of CDx Medical Holdings, Inc. Mr. Korman previously served as Chairman of Da-Tech Corporation, a Pennsylvania based contract electronics manufacturer and as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011, and advises companies including Damina Advisors, CFO Squad, Beis Capital LLC and Cinch Delivers LLC. He also serves on the boards of various not-for-profit groups and was the founder of the Englewood Business Forum. The Board determined that Mr. Korman’s business experience makes him an ideal director for the company.

Ben Fruchtzweig, 56, brings decades of executive experience in accounting and financial services. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/ C.U.N.Y. in June 1985. The Company’s Board believes that his strong accounting and finance background makes him a strong director.

David Lazar, 30, has been the CEO of both Custodian Ventures LLC and Activist Investing LLC since 2018, and he served as the Managing Partner of Zenith Partners International LLC from November 2012 to March 2018, all of which specialize in turnaround situations by enlisting activist investment strategies in distressed public companies. Mr. Lazar has experience in finance, capital markets and operations management; as well as audit preparation and due diligence reviews. Mr. Lazar is also familiar with capital restructuring, debt financing, equity lines and mergers and acquisitions.

Mr. Lazar has also held positions and/or directorships with the following publicly traded entities since 2015:

NAME OF	MARKET	POSITION(S)	FROM		TO
ISSUER	TRADED ON	HELD	MM	YYYY	MM	YYYY
Rarus Technologies, Inc. (RARS)	OTCBB	CEO, Director	01	2018	-05	-2018
DRS, Inc. (DRSX)		CEO, Director	07	2018	-11	-2018
Energenx, Inc. (EENX)	OTC	CEO	03	2018	-07	-2018
Melt, Inc. (MLTC)	OTC	Director	10	2018	-03	-2019
Nevtah Capital Management Corporation (NTAH)	OTC – US	President, Chief Executive Officer & Secretary	03	2019	05	202
Mediashift, Inc. (MSHFQ)	OTC	Chairman, President, CEO, CFO & Secretary	03	2019	09	2019
Sollensys Corp. (SOLS)	OTC Market	President, CEO, Secretary & Director	12	2019	Current
Foru Holdings, Inc (FORU)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	Current
Superbox, Inc (SBOX)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	Current
Petrone Worldwide, Inc (PFWIQ)	OTC Markets	Chairman, President, CEO, CFO & Secretary	03	2020	Current
Gushen, Inc (GSHN)	OTC – US	Chairman, President, CEO, CFO & Secretary	03	2020	Current

The Company’s Board has determined that Mr. Lazar is a beneficial addition due to his knowledge of the capital markets, his judgment in assessing business strategies and accompanying risks, and his expertise with emerging growth companies.

Family Relationships

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. Except for Ezra Beyman and Yaakov Beyman (father and son), there are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the SEC to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

Ezra Beyman, CEO and Alex Blumenfrucht, CFO have been elected to serve as members of the board of directors effective September 2018. Mr. Beyman and Mr. Blumenfrucht are not independent directors and have no defined term.

Ben Fruchtzweig and Scott Korman have been elected to serve on the board of directors as independent members effective December 2019 with no defined term. Mr. Fruchtzweig and Mr. Korman received 350,000 options in RELI that vest at a future date as their BOD compensation.

Ben Fruchtzweig, 56, brings decades of executive experience in accounting and financial services. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/ C.U.N.Y. in June 1985.

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Mr. Korman, 64, currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Partner of Convergence Merchant Bank, as well as founder and CEO of Illumina Radiopharmaceuticals LLC, CEO of Red Mountain Medical Holdings, Inc., and founder of CDx Medical Holdings, Inc. Mr. Korman previously served as Chairman of Da-Tech Corporation, a Pennsylvania based contract electronics manufacturer and as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011, and advises companies including Damina Advisors, CFO Squad, Beis Capital LLC and Cinch Delivers LLC. He also serves on the boards of various not-for-profit groups and was the founder of the Englewood Business Forum.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Scott Korman and Ben Fruchtzweig are “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Scott Korman and Ben Fruchtzweig, who will each serve on our audit committee, our compensation committee, and our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our audit committee consists of 2 members, Scott Korman and Ben Fruchtzweig, with Scott Korman, being the chair of the committee. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

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●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;
●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

In addition, Scott Korman will qualify as our “audit committee financial expert,” as that term is defined in the applicable SEC rule. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Code of Conduct

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.

ITEM 6. EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards (Unvested) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Ezra Beyman,	2018	-	-	-	-	-	-	-	-
CEO	2019	11,000	-	-	-	-	-	-	11,000

Alex Blumenfrucht,	2018	-	-	-	-	-	-	-	-
CFO	2019	48,077	-	-	321,400	-	-	-	369,477

Yaakov Beyman, Executive Vice President Insurance	2018	-	-	-	-	-	-	-	-
Division	2019	43,846	-	-	321,400	-	-	-	365,246

Director Compensation

The table below shows the compensation paid to our non-employee directors during 2018 and 2019.

Name	Fees earned or paid in cash	Stock awards ($)	Unexercisable Option awards (# of Shares)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total (# of Restricted Shares)
Ben Fruchtzweig	2018	-	-	-	-	-	-
Director	2019	$4,138	350,000				350,000
Scott Korman	2018
Director	2019	$4,138	350,000				350,000

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following is a description of transactions since January 1, 2017 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”

The Company has entered into a Loan Agreement with its Parent Company, Reliance Holdings. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the various loans were utilized to fund the FHA/TSB Acquisition, the EBS Acquisition, and CCS Acquisition.

Reliance Holdings provided $300,981 for funding of the FHA/TSB Acquisition and paid $83,162 in transaction costs on behalf of the Company.

Reliance Holdings provided $160,523 for funding the USBA Acquisition and paid $44,353 in transaction costs on behalf of the Company.

For, the CCS Acquisition, Reliance Holdings provided $242,484 for funding of the acquisition and paid $113,247 in transaction costs on behalf of the Company. Included in the funding this acquisition is the balance of the purchase price, having a value of $120,000, that is to be paid in the form 761,905 shares of common stock in the Company. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

EBS also borrowed $17,575 to fund business operations.

At December 31, 2019, and 2018 there was $3,311,844 and $962,325 respectively outstanding under the loan agreement.

At December 31, 2019, and 2018 Reliance Holdings owned approximately 33% and 57% respectively of the common stock of the Company.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

ITEM 8. LEGAL PROCEEDINGS

None.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB under the symbol RELI.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2019 and 2018 except as described in Item 11.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In February 2020, the Company issued 4,000,000 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

Preferred Stock

The Company has been authorized to issue 750,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

As of December 31, 2019, and 2018, there were 33,911,991 and 40,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.001 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

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Common Stock

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In October 2018, Reliance Global Holdings, LLC transferred 6,584,830 shares of the Company’s common stock at a price of $0.07 per share to a non-employee of the Company for legal services provided to the Company. In November 2018, the Company issued 16,400,000 shares of common stock as part of the transaction discussed in Note 4.

In November 2018, Reliance Global Holdings, LLC, a related party, converted 10,000,000 shares of Series A Convertible Preferred Stock into 100,000,000 shares of common stock.

In November 2018, Reliance Global Holdings, LLC, a related party, transferred 500,000 shares of the Company’s common stock at a price of $0.1799 per share to an employee of the Company. The transaction was accounted for as share based compensation and the Company recognized $89,950 of share-based compensation.

In November 2018, 2,305,957 shares of the Company’s common stock were transferred to EMA Financial LLC (“EMA”). The transfer was the result of an obligation of Ethos prior to the recapitalization (see Note 4). The Company contested this transfer as it was represented that the obligation was settled prior to the recapitalization. Subsequently, on May 24, 2019, the Company entered into a Confidential Settlement Agreement and General Release to settle its dispute with EMA. Under the terms of this settlement agreement the Company agreed to allow EMA to retain 1,729,468 shares of the Company’s common stock in which the Company received 576,489 of the Company’s common stock back which was subsequently cancelled. At the date of the transfer the Company’s common stock was valued at $0.1775 based on its closing price. Accordingly, the Company recorded a settlement charge of $306,981 based upon the common stock retained by EMA.

In January 2019, Reliance Global Holdings, LLC, a related party, converted 5,485,325 shares of Series A Convertible Preferred Stock into 54,853,248 shares of common stock.

In February 2019, Reliance Global Holdings, LLC, a related party, converted 318,108 shares of Series A Convertible Preferred Stock into 3,181,080 shares of common stock.

In May 2019, the Company was to issue 2,845,760 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Global Holdings, LLC, a related party, converted 284,576 shares of Series A Convertible Preferred Stock into 2,845,760 shares of common stock which were immediately cancelled. The Company then issued 2,845,760 new shares of common stock to the members of Fortman Insurance Agency, LLC.

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 2,000,000 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 2,000,000 shares as common stock issuable as of December 31, 2019.

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In September 2019, Reliance Global Holdings, LLC transferred its ownership in SWMT and FIS to the Company in exchange for 14,839,011 shares of restricted common stock.

In September 2019, the Company issued 11,900,832 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition (see Note 4).

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 60,000,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 40,300,000 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the year ended December 31, 2019 and for the three months ended March 31, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-	-
Granted	19,700,000	0.18	4.62	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2019	19,700,000	$0.18	4.62	2,995,640
Granted	2,000,000	0.39	4.98	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at March 31, 2020	21,700,000	$0.20	4.42	$2,558,300

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The following is a summary of the Company’s non-vested stock options as of December 31, 2019, and changes during the year ended December 31, 2019 and for the three months ended March 31, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	19,700,000	0.18	4.62
Vested	(1,500,000)	0.20	4.21
Forfeited or expired	-	-	-
Non-vested at December 31, 2019	18,200,000	$0.18	4.30
Granted	2,000,000	0.39	4.98
Vested	(1,500,000)	0.20	3.96
Forfeited or expired	-	-	-
Non-vested at March 31, 2020	18,700,000	$0.20	3.88

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to certain current employees totaling 12,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to consultants totaling 4,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to nonemployee directors totaling 700,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 4-year period through November 2023 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to a service provider totaling 3,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. One half of these options, or 1,500,000 shares, vested immediately upon issuance; the other half of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year.

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The Company determined that the options granted had a total fair value of $3,343,861 which will be amortized in future periods through November 2023. During the year ended December 31, 2019, the Company recognized $465,377 of compensation expense relating to the stock options granted to employees, directors, and consultants and $581,999 of compensation expense relating to the stock options granted to service providers. As of December 31, 2019, unrecognized compensation expense totaled $2,296,485 which will be recognized on a straight-line basis over the vesting period or requisite service period through November 2023.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2019. The market values as of December 31, 2019 was $0.33 based on the closing bid price for December 31, 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

Year Ended December 31, 2019
Exercise price	$0.17 - $0.27
Expected term	3.25 to 3.75 years
Risk-free interest rate	1.35% - 2.43%
Estimated volatility	484.51% - 533.64%
Expected dividend	-
Stock price at valuation date	$0.16 - $0.27

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Florida Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See financial statements beginning on page F-1.

Reliance Global Group, Inc.

And Subsidiaries

Condensed Consolidated Balance Sheets as of March 31, 2020 and December 31, 2019 (Unaudited)

Condensed Consolidated Statements of Operations, Statements of Stockholders’ Equity (Deficit), and Statements of Cash Flows for the three months ended March 31, 2020 and 2019 (Unaudited)

42

F-1

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$232,629	$6,703
Restricted cash	353,879	484,882
Accounts receivable	153,558	103,822
Accounts receivable, related parties	7,131	7,131
Note receivables	3,825	3,825
Other receivables	848	8,284
Prepaid expense and other current assets	37,320	32,309
Total current assets	789,190	646,956
Property and equipment, net	540,426	592,251
Right-of-use assets	523,987	569,650
Investment in NSURE, Inc.	1,000,000	-
Intangibles, net	6,356,318	6,633,584
Goodwill	8,548,608	8,548,608
Other non-current assets	1,984	1,984
Total assets	$17,760,513	$16,993,033
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued liabilities	$176,860	$153,226
Accounts payable and other accrued liabilities, related parties	46,210	-
Loans payable	14,598	19,401
Current portion of loans payable, related parties	3,700,417	3,311,844
Other payables	12,186	8,351
Current portion of long-term debt	963,450	1,010,570
Current portion of leases payable	191,259	164,367
Total current liabilities	5,104,980	4,667,759
Loans payable, related parties, less current portion	140,016	150,786
Long term debt, less current portion	8,269,416	8,270,955
Leases payable, less current portion	338,806	411,159
Earn-out liability	2,850,050	2,850,050
Total liabilities	16,703,268	16,350,709
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 750,000,000 shares authorized and 33,911,991 issued and outstanding as of March 31, 2020 and December 31, 2019	33,912	33,912
Common stock, $0.001 par value; 2,000,000,000 shares authorized and 356,742,548 and 352,742,548 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	356,743	352,743
Common stock issuable; 4,375,000 shares as of March 31, 2020 and December 31, 2019, respectively	822,116	822,116
Additional paid-in capital	9,607,548	8,216,829
Accumulated deficit	(9,763,074)	(8,783,276)
Total stockholders’ equity (deficit)	1,057,245	642,324
Total liabilities and stockholders’ equity (deficit)	$17,760,513	$16,993,033

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
REVENUE
Commission income	$2,004,314	$366,064
Total revenue	2,004,314	366,064

OPERATING EXPENSES
Commission expense	425,585	94,440
Salaries and wages	868,274	255,014
General and administrative expenses	1,121,120	587,502
Marketing and advertising	67,762	46,417
Depreciation and amortization	329,091	23,876
Total operating expenses	2,811,832	1,007,249

Loss from operations	(807,518)	(641,185)

Other expense, net	(172,280)	(35,568)

Net loss	$(979,798)	$(676,753)

Basic and diluted loss per share	$0.00	$0.00
Weighted average number of shares outstanding	249,933,839	221,906,689

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity (Deficit) (Unaudited)

	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2019	33,911,991	$33,912	352,742,548	$352,743	4,375,000	$822,116	$8,216,829	$(8,783,276)	$642,324

Shares issued pursuant to investment in NSURE, Inc.	-	-	4,000,000	4,000	-	-	996,000	-	1,000,000

Share based compensation	-	-	-	-	-	-	394,719	-	394,719

Net loss	-	-	-	-	-	-	-	(979,798)	(979,798)

Balance, March 31, 2020	33,911,991	$33,912	356,742,548	$356,743	4,375,000	$822,116	$9,607,548	$(9,763,074)	$1,057,245

	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2018	40,000,000	$40,000	265,699,106	$265,699	-	-	$4,682,045	$(5,287,795)	$(300,051)

Conversion of preferred stock	(5,803,433)	(5,803)	58,034,328	58,034	-	-	(52,231)	-	-

Share based compensation	-	-	-	-	-	-	315,250	-	315,250

Net loss	-	-	-	-	-	-	-	(676,753)	(676,753)

Balance, March 31, 2019	34,196,567	$34,197	323,733,434	$323,733	-	-	$4,945,064	$(5,964,548)	$(661,554)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(979,798)	$(676,753)
Adjustment to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	329,091	23,876
Amortization of debt issuance costs and accretion of debt discount	5,722	1,194
Non-cash lease expense	202	2,611
Stock compensation expense	394,719	315,250
Change in operating assets and liabilities:
Accounts payables and other accrued liabilities	23,634	(27,359)
Accounts payables and other accrued liabilities, related parties	46,210	-
Accounts receivable	(49,736)	-
Other receivables	7,436	14,749
Other payables	3,835	(11,701)
Other non-current assets	-	1,800
Prepaid expense and other current assets	(5,011)	(1,800)
Net cash (used in) provided by operating activities	(223,696)	(358,133)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Investment in NSURE, Inc.	(1,000,000)	-
Net cash used in investing activities	(1,000,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of debt	(54,381)	(12,841)
Proceeds from loans payable, related parties	373,210	378,500
Payments of loans payable, related parties	-	(11,364)
Payments of loans payable	(210)	-
Issuance of common stock pursuant to investment in NSURE, Inc.	1,000,000	-
Net cash provided by (used in) financing activities	1,318,619	354,295

Net increase (decrease) in cash and restricted cash	94,923	(3,838)
Cash and restricted cash at beginning of period	491,585	101,206
Cash and restricted cash at end of period	$586,508	$97,368

SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of preferred stock into common stock	$-	$5,803
Cash paid for interest	$48,412	$35,697
Acquisition of lease asset and liability	$-	$134,372

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) (“RELI”, “Reliance”, or the “Company”) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC (“Reliance Holdings”, or “Parent Company”), a related party acquired control of the Company. Ethos Media Network, Inc. was then renamed on October 18, 2018.

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, a related party of the Company, entered into a purchase agreement to sell assign, and convey membership interest and all other property rights in EBS and USBA to Reliance.

USBA is a general agent for various insurance companies and earns override commissions on business placed by other “downstream” agencies. EBS is a retail broker with its revenues mainly sourced from independent contractor brokers.

On December 1, 2018, Commercial Coverage Solutions, LLC (“CCS”), a wholly owned subsidiary of Reliance, acquired Commercial Solutions of Insurance Agency, LLC. CCS is a property and casualty insurance agency that specializes in commercial trucking and transportation insurance.

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance, acquired Southwestern Montana Financial Center, Inc. (See Note 3). SWMT is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance, acquired Fortman Insurance Agency, LLC (See Note 3). FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On September 1, 2019, the Company acquired Altruis Benefits Consulting, Inc. (“ABC”). ABC is an insurance agency and employee benefits provider (See Note 3).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In our opinion, the accompanying unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly our financial position, results of operations, and cash flows. The consolidated balance sheet at December 31, 2019, has been derived from audited financial statements of that date. The unaudited interim consolidated results of operations are not necessarily indicative of the results that may occur for the full fiscal year. The Company believes that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited interim condensed consolidated financial statements are read in conjunction with the audited financial statements and notes previously distributed in our audited consolidated financial statements for the year ended December 31, 2019.

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

F-6

Liquidity

The Company has incurred losses of $979,798 for the three months ended March 31, 2020. At March 31, 2020, the Company had a working capital deficiency of approximately $4,316,000. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses will be implemented and enable the Company to continue to meet its obligations for at least the next twelve months. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all.

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the condensed consolidated financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Cash

Cash consists of checking accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes cash pledged as collateral to secure obligations and/or all cash whose use is otherwise limited by contractual provisions.

The reconciliation of cash and restricted cash reported within the applicable balance sheet that sum to the total of the same such amounts shown in the statement of cash flows is as follows:

	March 31, 2020	March 31, 2019
Cash	$232,629	$8,618
Restricted cash	353,879	88,750
Total cash and restricted cash	$586,508	$97,368

F-7

Property and Equipment

Property and equipment are stated at cost. Depreciation, including for assets acquired under capital leases, is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Computer equipment and software	5
Office equipment and furniture	7
Leasehold improvements	Shorter of the useful life or the lease term
Software	3

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 — Unobservable inputs for the asset or liability, which include management’s own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

The Company’s balance sheet includes certain financial instruments, including cash, notes receivables, accounts payable, notes payables and short and long-term debt. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying amounts of long-term debt approximate their fair value as the variable interest rates are based on the market index.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of March 31, 2020 and December 31, 2019, unamortized deferred financing costs were $173,005, and $178,727, respectively and are netted against the related debt.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, the assets acquired, and the liabilities assumed, are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

F-8

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

Identifiable Intangible Assets, net

Finite-lived intangible assets such as customer relationships assets, trademarks and tradenames are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from 3 to 20 years. Finite-lived intangible assets are reviewed for impairment or obsolescence whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of intangible assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by that asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value. No impairment was recognized during the periods presented.

Goodwill and other indefinite-lived intangibles

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is assigned to a reporting unit on the acquisition date and tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Similarly, indefinite-lived intangible assets other than goodwill, such as trade names, are tested annually or more frequently if indicated, for impairment. If impaired, intangible assets are written down to fair value based on the expected discounted cash flows. During the three months ended March 31, 2020 and 2019, the Company recorded no impairment of goodwill.

Revenue Recognition

In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing. ASU 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). This ASU was adopted by the Company using the prospective method effective January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements.

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, we recognize revenue for our services in accordance with the following five steps outlined in ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

F-9

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

For individual and family, Medicare supplement, small business and ancillary plans, the Company’s compensation is generally a percentage of the premium amount collected by the carrier during the period that a member maintains coverage under a plan (commissions) and, to a lesser extent, override commissions that health insurance carriers pays the Company for achieving certain objectives. Premium-based commissions are reported to the Company after the premiums are collected by the carrier, generally on a monthly basis. The Company generally continues to receive the commission payment from the relevant insurance carrier until the health insurance plan is cancelled or the Company otherwise does not remain the agent on the policy. The Company recognizes commission revenue for individual and family, Medicare Supplement, small business and ancillary plans when premiums are effective. The Company determines that there is persuasive evidence of an arrangement when the Company has a commission agreement with a health insurance carrier, a carrier reports to the Company that it has approved an application submitted through the Company’s platform, and the applicant starts making payments on the plan. The Company’s services are complete when a carrier has approved an application. The seller’s price is fixed or determinable and collectability is reasonably assured when commission amounts have been reported to the Company by a carrier.

Commission revenue from insurance distribution and brokerage operations is recognized when all placement services have been provided, protection is afforded under the insurance policy, and the premium is known or can be reasonably estimated and is billable. In general, two types of billing practices occur as part of our agency contracts, which is direct bill and agency bill.  In direct bill scenarios, the insurance carriers that underwrite the insurance policies directly bill and collect the premium for the policy without any involvement from the Company.  Upon collection, a commission is then remitted from the insurance carrier to the Company.  These commissions have not met the criteria for revenue recognition until the Company receives the commissions, as the Company does not have insight into policy acceptance and premium collections until the commission is received from the insurance carrier, representing that the insurance policy has been bound and therefore commissions have been earned by the Company.  The second billing practice where the Company bills the policy holder and collects the premiums (“Agency Bill”) provides greater transparency by the Company into the acceptance of the policy and premium collection.  As part of the Agency Bill process, the Company can, at times, net its commissions out of the premiums to be sent to the insurance carriers.  For Agency Bill customers, the revenue recognition criteria are considered met when the Agency receives the premiums from the policy holder, with an allowance established against the revenue for policies that may not be bound by the insurance companies.

All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

Insurance commissions earned from carriers for life insurance products are recorded gross of amounts due to agents, with a corresponding commission expense for downstream agent commissions being recorded as commission expense within the condensed consolidated statements of operations.

F-10

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred.

Stock-Based Compensation

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. This ASU, which the Company adopted as of January 1, 2019, did not have a material effect on the Company’s consolidated financial statements.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The fair value of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. As the Reliance Global Group, Inc. Equity Incentive Plan 2019 was adopted in January of 2019, the Company lacks the historical basis to estimate forfeitures and will recognize forfeitures as they occur.

Leases

On January 1, 2019, the Company adopted Accounting Standards Codification Topic 842, “Leases” (“ASC 842”) to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board (“FASB”), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the condensed consolidated statement of operations. The Company determines the lease term by agreement with lessor.

F-11

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations. The Company assesses the realizability of its deferred tax assets, including scheduling the reversal of its deferred tax assets and liabilities, to determine the amount of valuation allowance needed. Scheduling the reversal of deferred tax asset and liability balances requires judgment and estimation. The Company believes the deferred tax liabilities relied upon as future taxable income in its assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized.

Seasonality

A greater number of the Company’s Medicare-related health insurance plans are sold in the fourth quarter during the Medicare annual enrollment period when Medicare-eligible individuals are permitted to change their Medicare Advantage. The majority of the Company’s individual and family health insurance plans are sold in the annual open enrollment period as defined under the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act. Individuals and families generally are not able to purchase individual and family health insurance outside of these open enrollment periods, unless they qualify for a special enrollment period as a result of certain qualifying events, such as losing employer-sponsored health insurance or moving to another state.

Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that they will have a significant impact on the condensed consolidated financial statements and related disclosures.

NOTE 3. STRATEGIC INVESTMENTS AND BUSINESS COMBINATION

SWMT Transaction

On April 1, 2019, SWMT entered into a Purchase Agreement with Southwestern Montana Financial Center, Inc. whereby the SWMT shall purchase the business and certain assets noted within the Purchase Agreement (the “SWMT Acquisition”) for a total purchase price of $2,394,509. The purchase price was paid with a cash payment of $1,389,840, 500,000 in shares of the Company’s common stock, and an earn-out payment equal to 32% of the final earn-out EBITDA multiplied by 5.00, which is payable in $300,000 in shares of the Company’s common stock with any amount in excess of $300,000 to be paid in cash. The balance of the earn-out liability as of March 31, 2020 was $522,553 and is included in long term debt on the balance sheet. SWMT was transferred to the Company from Reliance Holdings. The SWMT Acquisition is being accounted for as a business combination in accordance under the acquisition method whereby the total purchase consideration was allocated to assets acquired and liabilities assumed based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the SWMT Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$561,000	10
Non-competition agreements	599,200	5
Goodwill	1,217,790	Indefinite
Fixed assets	41,098	5-7
Loan Payable	(24,579)
	$2,394,509

Goodwill of $1,217,790 arising from the SWMT Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the SWMT Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $122,660, which were paid in full by Reliance Global Holdings, LLC, a related party.

FIS Transaction

On May 1, 2019, FIS entered into a Purchase Agreement with Fortman Insurance Agency, LLC whereby the FIS shall purchase the business and certain assets noted within the Purchase Agreement (the “FIS Acquisition”) for a total purchase price of $4,156,405. The purchase price was paid with a cash payment of $3,223,750, $500,000 in shares of the Company’s common stock, and an earn-out payment equal to 10% of the final earn-out EBITDA multiplied by 6.25. The earn-out measurement period is 12 months commencing May 1, 2021 and ending April 30, 2022. The earn-out shall not accrue and shall be paid without interest within 60 days after the measurement period. The balance of the earn-out liability as of March 31, 2020 was $432,655 and is included in long term debt on the balance sheet. FIS was transferred to the Company from Reliance Holdings. The FIS Acquisition is being accounted for as a business combination in accordance with the Acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-12

The allocation of the purchase price in connection with the FIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$289,400	5
Customer relationships	1,824,000	10
Non-competition agreements	752,800	5
Goodwill	1,269,731	Indefinite
Fixed assets	19,924	5-7
Prepaid rent	550
	$4,156,405

Goodwill of $1,269,731 arising from the FIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $63,663, which were paid in full by Reliance Global Holdings, LLC, a related party.

ABC Transaction

On September 1, 2019, the Company entered into a Stock Purchase Agreement with Altruis Benefits Consulting, Inc. whereby the Company shall purchase the business and certain assets noted within the Purchase Agreement (the “ABC Acquisition”) for a total purchase price of $7,688,168. The purchase price was paid with a cash payment of $5,202,364, $578,040 in shares of the Company’s common stock, and an earn-out payment made annually for 3 years. Each year one-third of the earn-out shares held in escrow shall be released to the seller. The yearly earn-out payments are equal to 6.66% of the final earn-out EBITDA multiplied by 7.00. The earn-out measurement periods are the 12 months commencing September 1, 2019 and ending August 31, 2022. The balance of the earn-out liability as of March 31, 2020 was $1,894,842 and is included in long term debt on the balance sheet. The ABC Acquisition is being accounted for as a business combination in accordance with the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the ABC Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,850,037
Trade name and trademarks	714,600	5
Customer relationships	753,000	10
Non-competition agreements	1,168,600	5
Goodwill	4,949,329	Indefinite
Fixed assets	85	5
Payable to seller	(1,747,483)
	$7,688,168

Goodwill of $4,949,329 arising from the ABC Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the ABC Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the ABC Acquisition incurred were $92,172 recorded as a component of General and administrative expenses.

F-13

NOTE 4. INVESTMENT IN NSURE, INC.

On February 19, 2020, the Company entered into a securities purchase agreement with NSURE, Inc. (“NSURE”) whereas the Company may invest up to an aggregate of $20,000,000 in NSURE which will be funded with three tranches. In exchange, the Company will receive a total of 5,837,462 shares of NSURE’s Class A Common Stock, which represents 35% of the outstanding shares. The first tranche of $1,000,000 was paid immediately upon execution of the agreement. As a result of the first tranche, the Company received 291,873 shares of NSURE’s Class A Common Stock, which represents 3% ownership of NSURE. The second tranche of $3,000,000 and third tranche of $16,000,000 are not due until a later date in 2020. The Company will use the cost method of acquisition for the initial recognition of this investment. Once the Company determines that it can exercise significant influence over NSURE, it will begin to account for its investment under the equity method. As of March 31, 2020, the investment balance is $1,000,000.

In February 2020, the Company issued 4,000,000 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Lives (Years)	March 31, 2019	December 31, 2019
Computer equipment and software	5	$33,774	$33,774
Office equipment and furniture	7	36,573	36,573
Leasehold Improvements	Shorter of the useful life or the lease term	56,631	56,631
Software	3	562,327	562,327
Property and equipment, gross		689,305	689,305
Less: Accumulated depreciation and amortization		(148,879)	(97,054)
Property and equipment, net		$540,426	$592,251

Depreciation expense associated with property and equipment is included in depreciation within the Company’s Condensed Consolidated Statements of Operations was $51,825 and $2,022 for the three months ended March 31, 2020 and 2019, respectively.

F-14

NOTE 6. GOODWILL AND OTHER INTANGIBLE ASSETS

As of March 31, 2020 and December 31, 2019, the Company’s goodwill balance was $8,548,608.

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of March 31, 2020:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	4.1	$1,052,160	$(148,479)	$903,681
Customer relationships	9.1	3,586,290	(349,997)	3,236,293
Non-competition agreements	4.2	2,651,510	(435,166)	2,216,344
		$7,289,960	$(933,642)	$6,356,318

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2019:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	4.3	$1,052,160	$(96,258)	$955,902
Customer relationships	9.4	3,586,290	(257,529)	3,328,761
Non-competition agreements	4.4	2,651,510	(302,589)	2,348,921
		$7,289,960	$(656,376)	$6,633,584

Amortization expense was $277,266 and $22,586 for the three months ended March 31, 2020 and 2019, respectively.

The amortization expense of acquired intangible assets for each of the following five years and thereafter are expected to be as follows:

Years ending December 31,	Amortization Expense
2020	$819,426
2021	1,091,887
2022	1,090,620
2023	1,082,374
2024	710,052
Thereafter	1,561,959
Total	$6,356,318

F-15

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Significant components of accounts payable and accrued liabilities were as follows:

	March 31, 2020	December 31, 2019

Accounts payable	$136,692	$102,112
Accrued commission expense	502	-
Accrued expenses	16,590	5,797
Accrued credit card payables	17,828	32,395
Other accrued liabilities	5,248	12,922
	$176,860	$153,226

NOTE 8. LONG-TERM DEBT

The composition of the long-term debt follows:

	March 31, 2020	December 31, 2019
Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, net of deferred financing costs of $18,489 and $19,044 as of March 31, 2020 and December 31, 2019, respectively	$583,501	$595,797
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, net of deferred financing costs of $22,098 and $22,737 as of March 31, 2020 and December 31, 2019, respectively	943,271	963,174
Oak Street Funding LLC Term Loan for the acquisition of SWMT, net of deferred financing costs of $15,964 and $16,685 as of March 31, 2020 and December 31, 2019, respectively	1,046,548	1,066,815
Oak Street Funding LLC Term Loan for the acquisition of FIS, net of deferred financing costs of $52,839 and $54,293 as of March 31, 2020 and December 31, 2019, respectively	2,595,161	2,593,707
Oak Street Funding LLC Term Loan for the acquisition of ABC, net of deferred financing costs of $63,615 and $65,968 as of March 31, 2020 and December 31, 2019, respectively	4,064,385	4,062,032
	9,232,866	9,281,525
Less: current portion	(963,450)	(1,010,570)
Long-term debt	$8,269,416	$8,270,955

Oak Street Funding LLC – Term Loans

On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby EBS and USBA borrowed $750,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. Interest accrues at 5.00% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring entities through the respective USBA and EBS acquisitions.

F-16

On April 1, 2019, SWMT entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby SWMT borrowed $1,136,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $28,849, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through SWMT.

On May 1, 2019, FIS entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby FIS borrowed $2,648,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $58,171, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through FIS.

On September 5, 2019, the Company entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby the Company borrowed $4,128,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $94,105, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring ABC.

Oak Street Funding LLC – Senior Secured Amortizing Credit Facility (“Facility”)

On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime +1.50% and matures 10 years from the closing date. For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility. The proceeds of the term loan were to be used for the purpose of acquiring CSIA.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of March 31, 2020 are:

Period ending December 31,	Maturities of Long-Term Debt
2020	$716,541
2021	963,450
2022	963,450
2023	963,450
2024	963,450
Thereafter	4,662,525
Total	$9,232,866

As of March 31, 2020, the Company was not in compliance with a covenant due to start up initiatives that were funded by Reliance Holdings. The Company received a waiver of default from Oak Street Funding LLC.

F-17

NOTE 9. SIGNIFICANT CUSTOMERS

Carriers representing 10% or more of total revenue are presented in the table below:

Insurance Carrier	March 31, 2020	March 31, 2019
BlueCross BlueShield	24.5%	26.2%
Priority Health	24.3%	34.8%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer, including Priority Health and BlueCross BlueShield, could have a material adverse effect on the Company.

NOTE 10. EQUITY

Preferred Stock

The Company has been authorized to issue 750,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

As of March 31, 2020 and December 31, 2019, there were 33,911,991 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.001 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

Common Stock

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In February 2020, the Company issued 4,000,000 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc discussed in Note 3. The Company received proceeds of $1,000,000 for the issuance of these common shares.

F-18

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 60,000,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 40,300,000 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the three months ended March 31, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2019	19,700,000	$0.18	4.62	$2,995,640
Granted	2,000,000	0.39	4.98	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at March 31, 2020	21,700,000	$0.20	4.42	$2,558,300

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the three months ended March 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-	$-
Granted	3,000,000	0.20	3.96	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at March 31, 2019	3,000,000	$0.20	3.96	$-

F-19

The following is a summary of the Company’s non-vested stock options as of March 31, 2020, and changes during the three months ended March 31, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2019	18,200,000	$0.18	4.30
Granted	2,000,000	0.39	4.98
Vested	(1,500,000)	0.20	3.96
Forfeited or expired	-	-	-
Non-vested at March 31, 2020	18,700,000	$0.20	3.88

The following is a summary of the Company’s non-vested stock options as of March 31, 2019, and changes during the three months ended March 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	3,000,000	0.20	3.96
Vested	(1,500,000)	0.20	3.96
Forfeited or expired	-	-	-
Non-vested at March 31, 2019	1,500,000	$0.20	3.96

During the three months ended March 31, 2020, the Board approved options to be issued pursuant to the Plan to a certain current employee totaling 2,000,000 shares. These options have been granted with an exercise price greater than the market value of the common stock on the date of grant and have a contractual term of 5 years. The options vest ratably over a 4-year period through February 2024 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the three months ended March 31, 2019, the Board approved options to be issued pursuant to the Plan to a service provider totaling 3,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. One half of these options, or 1,500,000 shares, vested immediately upon issuance; the other half of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year.

The Company determined that the options granted had a total fair value of $3,967,480 which will be amortized in future periods through February 2024. During the three months ended March 31, 2020, the Company recognized $394,719 of compensation expense relating to the stock options granted to employees, directors, and consultants. During the three months ended March 31, 2019, the Company recognized $315,250 of compensation expense relating to the stock options granted to a service provider. As of March 31, 2020, unrecognized compensation expense totaled $2,525,385 which will be recognized on a straight-line basis over the vesting period or requisite service period through February 2024.

F-20

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on March 31, 2020 and 2019, respectively. The market values as of March 31, 2020 and 2019, were $0.31 and $0.16, respectively, based on the closing bid prices for March 31, 2020 and 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Exercise price	$0.39	$0.20
Expected term	3.75 years	3.25 years
Risk-free interest rate	0.38%	2.43%
Estimated volatility	318.00%	533.64%
Expected dividend	-	-
Option price at valuation date	$0.31	$0.19

NOTE 11. EARNINGS (LOSS) PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

The control number for determining whether including potential common stock in the diluted EPS computation would be antidilutive is net income. As a result, if there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS. Accordingly, the outstanding Series A Convertible Preferred Stock is considered anti-dilutive in which 33,911,991 and 34,196,567 were issued and outstanding at March 31, 2020 and 2019, respectively. Series A Convertible Preferred Stock is convertible into common stock on a 10 for 1 basis. The outstanding stock options are considered anti-dilutive in which 21,700,000 and 3,000,000 were issued and outstanding at March 31, 2020 and 2019, respectively.

The calculations of basic and diluted EPS, are as follows:

	March 31, 2020	March 31, 2019
Basic and diluted loss per common share:
Net loss	$(979,798)	$(676,753)
Basic weighted average shares outstanding	249,933,839	221,906,689
Basic and diluted loss per common share:	$0.00	$0.00

F-21

NOTE 12. LEASES

Operating Leases

The Company adopted ASU 2016-02, Leases, effective January 1, 2019. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. As a result, we recorded right-of-use assets aggregating $684,083 as of January 1, 2019, utilizing a discount rate of 7.45%. That amount consists of operating leases on buildings and office space.

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. As of March 31, 2020, the Company reflected accumulated amortization of right of use assets of $160,096 related to these leases, resulting in a net asset balance of $523,987.

In accordance with ASU 2016-02, the right-of-use assets are being amortized over the life of the underlying leases.

As of March 31, 2020, the weighted average remaining lease term for the operating leases is 3.22 years. The weighted average discount rate for the operating leases is 7.45%.

Future minimum lease payment under these operating leases consisted of the following:

Year ending December 31,	Operating Lease Obligations
2020	$168,197
2021	172,361
2022	144,000
2023	81,000
2024	33,000
Total undiscounted operating lease payments	598,558
Less: Imputed interest	68,493
Present value of operating lease liabilities	$530,065

NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, no legal contingencies are accrued as of March 31, 2020 and December 31, 2019. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

F-22

NOTE 14. INCOME TAXES

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of March 31, 2020 and December 31, 2019.

Deferred income tax assets and (liabilities) consist of the following:

	March 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$1,219,000	$1,013,793
Other	-	3
Total deferred tax assets	1,219,000	1,013,796
Valuation allowance	(795,000)	(559,175)
Net deferred tax assets	424,000	454,621

Deferred tax liabilities
Goodwill and intangibles	$(424,000)	$(454,621)
Other	-	-
Total deferred tax liabilities	(424,000)	(454,621)

Net deferred taxes	$-	$-

The Company has approximately $5,069,000 of Federal Net Operating Loss Carry forwards, of which $1.2 million will begin to expire beginning 2031 and $4 million will not expire but are limited to use of 80% of current year taxable income. The Company has approximately $5,069,000 of state net operating loss carry forward to offset future taxable income in the states in which it currently operates. At March 31, 2020 and December 31, 2019, the Company had taken no uncertain tax positions that would require disclosure under ASC 740, Accounting for Income Taxes.

During the three months ended March 31, 2020, the valuation allowance increased $235,825.

NOTE 15. RELATED PARTY TRANSACTIONS

The Company has entered into a Loan Agreement with Reliance Global Holdings, LLC, a related party under common control. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the various loans were utilized to fund the FHA/TSB Acquisition, the EBS Acquisition, CCS Acquisition, SWMT Acquisition, FIS Acquisition, and ABC Acquisition.

At March 31, 2020, the Company owed the former shareholder of SWMT a total of $46,000 as a result of a change in the valuation of the SWMT acquisition. This balance is included in accounts payable and accrued expenses, related parties, on the Condensed Consolidated Balance Sheet as of March 31, 2020.

At March 31, 2020, the Company had an outstanding balance of $210 included in accounts payable and accrued expenses, related parties, which is owed to Reliance Global Holdings, LLC.

At March 31, 2020 and December 31, 2019, Reliance Holdings owned approximately 31% and 32%, respectively, of the common stock of the Company.

NOTE 16. SUBSEQUENT EVENTS

On April 4, 2020, the Company entered into a loan agreement with First Financial Bank for a loan of $673,700 pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 (the “CARES Act”). This loan is evidenced by a promissory note dated April 4, 2020 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing six months after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan are repayable in 18 monthly equal installments of $37,913 each. Interest accrued in the first six months is included in the monthly installments. Installments must be paid on the 24th day of each month. As of May 6, 2020, the Company has repaid a total of $165,000 on this loan.

F-23

Table of Contents

Reports of Independent Registered Public Accounting Firm	F-25

Consolidated Balance Sheets as of December 31, 2019 and 2018 (Successor)	F-27

Consolidated Statement of Operations for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018 (Successor) and Combined Statements of Operations for the period from January 1, 2018 to July 31, 2018 (Predecessor)	F-28

Consolidated Statement of Stockholders’ Equity (Deficit) for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018 (Successor) and Combined Statements of Stockholders’ Equity (Deficit) and Members’ Equity for the period from January 1, 2018 to July 31, 2018 (Predecessor)	F-29

Consolidated Statement of Cash Flows for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018 and Combined Statements of Cash Flows for the period January 1, 2018 to July 31, 2018 (Predecessor)	F-31

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements	F-32

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Reliance Global Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Reliance Global Group, Inc. (the “Company”) as of December 31, 2018 (Successor), and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period from August 1, 2018 to December 31, 2018 (Successor), and the combined statements of operations, stockholders’ equity (deficit) and members’ equity, and cash flows for the period from January 1, 2018 to July 31, 2018 (Predecessor), and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 (Successor) and the results of its operations and its cash flows for the period from August 1, 2018 to December 31, 2018 (Successor) and the period from January 1, 2018 to July 31, 2018 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Basis of Presentation

As discussed in Note 1 to the financial statements, effective August 1, 2018, the Company acquired certain properties and assets of Family Health Advisors, Inc., Tri Star Benefits, LLC, and Employee Benefits Solutions, Inc., in a transaction accounted for as a business combination. As a result of the acquisition, the consolidated financial information for the Successor periods is presented on a different cost basis than that for the Predecessor period and, therefore, is not comparable.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor from 2018-2020.

East Hanover, NJ

January 13, 2020

F-25

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Reliance Global Group, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Reliance Global Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2019, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mazars USA LLP
We have served as the Company’s auditor since 2020.

New York, New York

May 6, 2020

F-26

Reliance Global Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$6,703	$12,456
Restricted cash	484,882	88,750
Accounts receivable	103,822	-
Accounts receivable, related parties	7,131	-
Note receivables	3,825	-
Other receivables	8,284	17,319
Prepaid expense and other current assets	32,309	-
Total current assets	646,956	118,525
Property and equipment, net	592,251	57,205
Right-of-use assets	569,650	-
Intangibles, net	6,633,584	604,489
Goodwill	8,548,608	1,705,548
Other non-current assets	1,984	3,784
Total assets	$16,993,033	$2,489,551
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued liabilities	$153,226	$98,654
Loans payable	19,401	-
Current portion of loans payable, related parties	3,311,844	962,325
Other payables	8,351	16,942
Current portion of long-term debt	1,010,570	90,580
Current portion of leases payable	164,367	-
Total current liabilities	4,667,759	1,168,501
Loans payable, related parties, less current portion	150,786	-
Long term debt, less current portion	8,270,955	1,621,101
Leases payable, less current portion	411,159	-
Earn-out liability	2,850,050	-
Total liabilities	16,350,709	2,789,602
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 750,000,000 shares authorized and 33,911,991 and 40,000,000 issued and outstanding as of December 31, 2019 and 2018, Respectively	33,912	40,000
Common stock, $0.001 par value; 2,000,000,000 shares authorized and 352,742,548 and 265,699,106 issued and outstanding as of December 31, 2019 and 2018, Respectively	352,743	265,699
Common stock issuable; 4,375,000 shares as of December 31, 2019 and 2018, Respectively	822,116	-
Additional paid-in capital	8,216,829	4,682,045
Accumulated deficit	(8,783,276)	(5,287,795)
Total stockholders’ equity (deficit)	642,324	(300,051)
Total liabilities and stockholders’ equity (deficit)	$16,993,033	$2,489,551

The accompanying notes are an integral part of these consolidated financial statements

F-27

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Operations and Predecessor Combined Statements of Operations

	Successor		Predecessor
	For the Year ended December 31, 2019	For the Period from August 1, 2018 through December 31, 2018	For the Period from January 1, 2018 through July 31, 2018
REVENUE
Commission income	$4,450,785	$390,770	$627,991
Total revenue	4,450,785	390,770	627,991

OPERATING EXPENSES
Commission expense	705,714	156,763	283,282
Salaries and wages	2,316,533	142,016	95,738
General and administrative expenses	3,638,896	885,800	181,400
Marketing and advertising	165,574	1,121	5,193
Depreciation and amortization	727,979	25,451	1,778
Total operating expenses	7,554,696	1,211,151	567,391

(Loss) income from operations	(3,103,911)	(820,381)	60,600

Other expense, net	(391,570)	(27,924)	(2,279)
Settlement agreement expense	-	(306,981)	-
	(391,570)	(334,905)	(2,279)

Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321

Basic and diluted loss per share	$(0.01)	$(0.01)
Weighted average number of shares outstanding	246,656,149	180,479,232

The accompanying notes are an integral part of these consolidated financial statements

F-28

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Stockholders’ Equity (Deficit) and

Predecessor Combined Statement of Stockholders’ Deficit and Members’ Equity

	Family Health Advisors, Inc.				Employee Benefit Solutions, Inc.				Tri Star Benefits, LLC
	Common stock		Additional paid-in	Retained Earnings (Accumulated	Common stock		Additional paid-in	Accumulated	Members’
	Shares	Amount	Capital	Deficit)	Shares	Amount	Capital	Deficit	Equity	Total
Predecessor
Balance, December 31, 2017	10,000	$-	$1,000	$870	100	$-	$17,485	$(222,728)	$19,337	$(184,036)

Distributions	-	-	-	-	-	-	-	-	(18,500)	(18,500)

Dividends	-	-	(1,000)	(42,234)	-	-	-	(4,920)	-	(48,154)

Net income	-	-	-	19,832	-	-	-	18,758	19,731	58,321

Balance, July 31, 2018	10,000	$-	$-	$(21,532)	100	$-	$17,485	$(208,890)	$20,568	$(192,369)

The accompanying notes are an integral part of these consolidated financial statements

F-29

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Stockholders’ Equity (Deficit) and

Predecessor Combined Statement of Stockholders’ Deficit and Members’ Equity

	Reliance Global Group, Inc.
	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Recapitalization, August 1, 2018	50,000,000	$50,000	146,993,149	$146,993	-	-	$3,993,371	$(4,132,509)	$57,855

Shares issued pursuant to business acquisitions	-	-	16,400,000	16,400	-	-	(74,255)	-	(57,855)

Shares issued pursuant to settlement agreement	-	-	2,305,957	2,306	-	-	304,675	-	306,981

Share based compensation	-	-	-	-	-	-	89,950	-	89,950

Stock issued for services	-	-	-	-	-	-	458,304	-	458,304

Conversion of preferred stock	(10,000,000)	(10,000)	100,000,000	100,000	-	-	(90,000)	-	-

Net loss	-	-	-	-	-	-	-	(1,155,286)	(1,155,286)

Balance, December 31, 2018	40,000,000	$40,000	265,699,106	$256,699	-	-	$4,682,045	$(5,287,795)	$(300,051)

Shares issued pursuant to business acquisitions	-	-	14,746,592	14,747	-	-	2,553,617	-	2,568,364

Shares issued to Reliance Global Holdings, LLC, related party, for transfer of ownership of SWMT and FIS	-	-	14,839,011	14,839	-	-	(14,839)	-	-

Shares cancelled pursuant to settlement agreement	-	-	(576,489)	(576)	-	-	576	-	-

Common stock issuable related to business acquisition	-	-	-	-	2,375,000	482,116	-	-	482,116

Common stock issuable related to software purchase	-	-	-	-	2,000,000	340,000	-	-	340,000

Share based compensation	-	-	-	-	-	-	1,047,376	-	1,047,376

Conversion of preferred stock	(6,088,009)	(6,088)	60,880,088	60,880	-	-	(54,792)	-	-

Shares cancelled pursuant to issuance of common stock for business acquisition			(2,845,760)	(2,846)	-	-	2,846		-

Net loss	-	-	-	-	-	-	-	(3,495,481)	(3,495,481)

Balance, December 31, 2019	33,911,991	$33,912	352,742,548	$352,743	4,375,000	$822,116	$8,216,829	$(8,783,276)	$642,324

The accompanying notes are an integral part of these consolidated financial statements

F-30

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Cash Flows and Predecessor Statement of Cash Flows

	Successor		Predecessor
	For the Year ended December 31, 2019	Period from August 1, 2018 to December 31, 2018	Period from January 1, 2018 to July 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321
Adjustment to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	727,979	25,451	1,778
Amortization of debt issuance costs and accretion of debt discount	13,949	1,138	-
Non-cash lease expense	6,608	-	-
Goodwill impairment	593,790	-	-
Stock compensation expense	1,047,376	548,254	-
Common stock issuable	822,116	-	-
Shares issued pursuant to settlement agreement	-	306,981	-
Change in operating assets and liabilities:
Accounts payables and other accrued liabilities	54,572	98,654	73,440
Accounts receivable	(103,822)	-	-
Accounts receivable, related parties	(7,131)	-	-
Note receivables	(3,825)	-	-
Other receivables	9,035	(17,319)	-
Other payables	(8,591)	16,942	-
Other non-current assets	1,800	33,716	-
Prepaid expense and other current assets	(32,309)	-	-
Net cash (used in) provided by operating activities	(373,934)	(141,469)	133,539

CASH FLOWS FROM INVESTING ACTIVITIES:
Note receivable, related parties	-	-	(2,277)
Acquisition of business, net of cash acquired	(11,317,325)	(1,066,500)	-
Purchase of property and equipment	(562,327)	(56,193)	-
Net cash used in financing activities	(11,879,652)	(1,122,693)	(2,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of debt	7,982,005	1,025,000	-
Principal repayments of debt	(209,985)	(16,763)	-
Debt issuance costs	(216,125)	(25,506)	-
Loans acquired through acquisitions	19,401	-	-
Loans acquired through acquisitions, related parties	210	-	-
Dividends paid	-	-	(48,154)
Distributions to stockholders and members	-	-	(18,500)
Issuance of loans payables, related parties	-	382,637	-
Proceeds from notes payable, related parties	3,366,542	-	-
Payment of notes payable	-	-	(5,217)
Proceeds of notes payable, related parties	(866,447)	-	(24,414)
Issuance of common stock for business acquisitions	2,568,364	-	-
Net cash provided by (used in) financing activities	12,643,965	1,365,368	(96,285)

Net increase in cash and restricted cash	390,379	101,206	34,977
Cash and restricted cash at beginning of period	101,206	-	23,611
Cash and restricted cash at end of period	$491,585	$101,206	$58,588

SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of preferred stock into common stock	$10,000	$10,000	$-
Cash paid for interest	$414,645	$26,915	$2,164
Acquisition of lease asset and liability	$684,083	$-	$-
Cancellation of common stock shares pursuant to settlement agreement	$576	$-	$-
Cancellation of common stock shares pursuant to issuance of common stock for acquisition of FIS	$2,846	$-	$-
Transfer of common stock shares to Reliance Global Holdings, LLC pursuant to transfer of ownership of SWMT and FIS	$14,839	$-	$-
Assumed earn-out liability pursuant to the issuance of shares in regard to the SWMT, FIS, and ABC Transactions	$2,850,050	$-	$-
Acquisition of loan payable, related party, pursuant to the purchase of software from The Referral Depot, LLC	$200,000	$-	$-
Acquisition of intangibles, net through issuance of shares	$-	$294,250	$-
Acquisition of goodwill through issuance of shares	$-	$853,796	$-
Assumed long-term debt pursuant to the issuance of shares in regard to the USBA and EBS Transactions	$-	$727,812	$-
Assumed loans payable, related party pursuant to the issuance of shares in regard to the USBA and EBS Transactions	$-	$459,688	$-

The accompanying notes are an integral part of these consolidated financial statements

F-31

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) (“RELI”, “Reliance”, or the “Company”) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC (“Reliance Holdings”, or “Parent Company”), a related party acquired control of the Company (see Note 4). Ethos Media Network, Inc. was then renamed on October 18, 2018.

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (see Note 3) (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (see Note 3) (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, a related party of the Company, entered into a purchase agreement to sell assign, and convey membership interest and all other property rights in EBS and USBA to Reliance.

USBA is a general agent for various insurance companies and earns override commissions on business placed by other “downstream” agencies. EBS is a retail broker with its revenues mainly sourced from independent contractor brokers.

On December 1, 2018, Commercial Coverage Solutions, LLC (“CCS”), a wholly owned subsidiary of Reliance, acquired Commercial Solutions of Insurance Agency, LLC (see Note 3). CCS is a property and casualty insurance agency that specializes in commercial trucking and transportation insurance.

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance, acquired Southwestern Montana Financial Center, Inc. (See Note 3). SWMT is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance, acquired Fortman Insurance Agency, LLC (See Note 3). FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On September 1, 2019, the Company acquired Altruis Benefits Consulting, Inc. (“ABC”). ABC is an insurance agency and employee benefits provider.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Common Control Transactions resulted in a new basis of accounting beginning on August 1, 2018 and the financial reporting periods are as follows:

The consolidated successor period of the Company reflecting the Recapitalization and Common Control Transactions, from August 1, 2018 to December 31, 2018 and December 31, 2019.

The combined predecessor period of Family Health Advisors, Inc., Employee Benefits Solutions, Inc., and Tri Star Benefits, LLC, for the period from January 1, 2018 to July 31, 2018.

The accompanying consolidated and combined financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounting of Reliance Global Group, Inc. and its wholly owned subsidiaries. The combined financial statements include Family Health Advisors, Inc., Employee Benefits Solutions, LLC, and Tri Star Benefits, LLC. All intercompany transactions and balances have been eliminated in consolidation and combination.

F-32

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Liquidity

The Company has incurred losses of $3,495,481 for the year ended December 31, 2019. At December 31, 2019, the Company had a working capital deficiency of approximately $4,020,800. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses will be implemented and enable the Company to continue to meet its obligations for at least the next twelve months. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the financial statements and accompanying notes. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Cash

Cash consists of checking accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes cash pledged as collateral to secure obligations and/or all cash whose use is otherwise limited by contractual provisions.

The reconciliation of cash and restricted cash reported within the applicable balance sheet that sum to the total of the same such amounts shown in the statement of cash flows is as follows:

	December 31, 2019	December 31, 2018
Cash	$6,703	$12,456
Restricted cash	484,882	88,750
Total cash and restricted cash	$491,585	$101,206

Property and Equipment

Property and equipment are stated at cost. Depreciation, including for assets acquired under capital leases, is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

F-33

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Useful Life (in years)
Computer equipment and software	5
Office equipment and furniture	7
Leasehold improvements	Shorter of the useful life or the lease term
Software	3

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 — Unobservable inputs for the asset or liability, which include management’s own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

The Company’s balance sheet includes certain financial instruments, including cash, notes receivables, accounts payable, notes payables and short and long-term debt. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying amounts of long-term debt approximate their fair value as the variable interest rates are based on the market index.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of December 31, 2019 and 2018, unamortized deferred financing costs were $213,733, and $46,556, respectively and are netted against the related debt.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, the assets acquired, and the liabilities assumed, are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

F-34

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Identifiable Intangible Assets, net

Finite-lived intangible assets such as customer relationships assets, trademarks and tradenames are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from 3 to 20 years. Finite-lived intangible assets are reviewed for impairment or obsolescence whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of intangible assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by that asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value. No impairment was recognized in the predecessor and successor periods presented.

Goodwill and other indefinite-lived intangibles

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is assigned to a reporting unit on the acquisition date and tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Similarly, indefinite-lived intangible assets other than goodwill, such as trade names, are tested annually or more frequently if indicated, for impairment. If impaired, intangible assets are written down to fair value based on the expected discounted cash flows.

Revenue Recognition

In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing. ASU 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). This ASU, which the Company adopted using the prospective method effective January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements.

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, we recognize revenue for our services in accordance with the following five steps outlined in ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

F-35

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

For individual and family, Medicare supplement, small business and ancillary plans, the Company’s compensation is generally a percentage of the premium amount collected by the carrier during the period that a member maintains coverage under a plan (commissions) and, to a lesser extent, override commissions that health insurance carriers pays the Company for achieving certain objectives. Premium-based commissions are reported to the Company after the premiums are collected by the carrier, generally on a monthly basis. The Company generally continues to receive the commission payment from the relevant insurance carrier until the health insurance plan is cancelled or the Company otherwise does not remain the agent on the policy. The Company recognizes commission revenue for individual and family, Medicare Supplement, small business and ancillary plans when premiums are effective. The Company determines that there is persuasive evidence of an arrangement when the Company has a commission agreement with a health insurance carrier, a carrier reports to the Company that it has approved an application submitted through the Company’s platform, and the applicant starts making payments on the plan. The Company’s services are complete when a carrier has approved an application. The seller’s price is fixed or determinable and collectability is reasonably assured when commission amounts have been reported to the Company by a carrier.

Commission revenue from insurance distribution and brokerage operations is recognized when all placement services have been provided, protection is afforded under the insurance policy, and the premium is known or can be reasonably estimated and is billable. In general, two types of billing practices occur as part of our agency contracts, which is direct bill and agency bill. In direct bill scenarios, the insurance carriers that underwrite the insurance policies directly bill and collect the premium for the policy without any involvement from the Company. Upon collection, a commission is then remitted from the insurance carrier to the Company. These commissions have not met the criteria for revenue recognition until the Company receives the commissions, as the Company does not have insight into policy acceptance and premium collections until the commission is received from the insurance carrier, representing that the insurance policy has been bound and therefore commissions have been earned by the Company. The second billing practice where the Company bills the policy holder and collects the premiums (“Agency Bill”) provides greater transparency by the Company into the acceptance of the policy and premium collection. As part of the Agency Bill process, the Company can, at times, net its commissions out of the premiums to be sent to the insurance carriers. For Agency Bill customers, the revenue recognition criteria are considered met when the Agency receives the premiums from the policy holder, with an allowance established against the revenue for policies that may not be bound by the insurance companies.

All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

Insurance commissions earned from carriers for life insurance products are recorded gross of amounts due to agents, with a corresponding commission expense for downstream agent commissions being recorded as commission expense within the statements of operations.

F-36

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred.

Stock-Based Compensation

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. This ASU, which the Company adopted as of January 1, 2019, did not have a material effect on the Company’s consolidated financial statements.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The fair value of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. As the Reliance Global Group, Inc. Equity Incentive Plan 2019 was adopted in January of 2019, the Company lacks the historical basis to estimate forfeitures and will recognize forfeitures as they occur.

Leases

On January 1, 2019, the Company adopted Accounting Standards Codification Topic 842, “Leases” (“ASC 842”) to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board (“FASB”), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of income. The Company determines the lease term by agreement with lessor.

F-37

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations. The Company assesses the realizability of its deferred tax assets, including scheduling the reversal of its deferred tax assets and liabilities, to determine the amount of valuation allowance needed. Scheduling the reversal of deferred tax asset and liability balances requires judgment and estimation. The Company believes the deferred tax liabilities relied upon as future taxable income in its assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized.

Seasonality

A greater number of the Company’s Medicare-related health insurance plans are sold in the fourth quarter during the Medicare annual enrollment period when Medicare-eligible individuals are permitted to change their Medicare Advantage. The majority of the Company’s individual and family health insurance plans are sold in the annual open enrollment period as defined under the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act. Individuals and families generally are not able to purchase individual and family health insurance outside of these open enrollment periods, unless they qualify for a special enrollment period as a result of certain qualifying events, such as losing employer-sponsored health insurance or moving to another state.

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification of related amounts within the statement of cash flows. Early adoption is permitted for any interim or annual period. This ASU, which the Company adopted early as of August 1, 2018, did not have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other, Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain largely unchanged. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. This new guidance will be applied prospectively and is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for any interim or annual period. This ASU, which the Company adopted early as of August 1, 2018, did not have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations: Clarifying the Definition of a Business, which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. Early adoption is permitted for any interim or annual period. The Company early adopted this ASU effective August 1, 2018 (see Note 3).

In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing. ASU 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). This ASU was adopted by the Company using the prospective method effective January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements.

F-38

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that they will have a significant impact on the consolidated financial statements and related disclosures.

NOTE 3. STRATEGIC INVESTMENTS AND BUSINESS COMBINATION

USBA Transaction

On August 1, 2018, USBA entered into a Purchase Agreement with Family Health Alliance, Inc. and Tri Star Benefits, LLC whereby USBA purchased the business and certain assets noted within the Purchase Agreement (the “FHA/TSB Acquisition”) for a total purchase price of $750,000. USBA was transferred to the Company pursuant to a Bill of Sale as noted in Note 4. The FHA/TSB Acquisition is being accounted for as a business combination in accordance with the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting uses the fair value concept defined in ASC 820. ASC 805 requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing. The allocation of the purchase price in connection with the FHA/TSB Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$6,520	3
Customer relationships	116,100	9
Non-competition agreements	48,540	5
Goodwill	578,840	Indefinite
	$750,000

Goodwill of $578,840 arising from the FHA/TSB Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FHA/TSB Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FHA/TSB Acquisition incurred were $83,162 recorded as a component of General and administrative on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the FHA/TSB common control date. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the FHA/TSB common control date was $135,425 and the net loss was $12,145.

EBS Transaction

On August 1, 2018, EBS entered into a Purchase Agreement with Employee Benefit Solutions Inc. whereby the EBS shall purchase the business and certain assets noted within the Purchase Agreement (the “EBS Acquisition”) for a total purchase price of $400,000. EBS was transferred to the Company pursuant to a Bill of Sale as noted in Note 4. The EBS Acquisition is being accounted for as a business combination in accordance using the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-39

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the EBS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$33,140	20
Customer relationships	47,630	9
Non-competition agreements	42,320	5
Goodwill	274,956	Indefinite
Fixed assets	1,954	5-7
	$400,000

Goodwill of $274,956 arising from the EBS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the EBS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the EBS Acquisition incurred were $44,353 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the EBS common control date. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the EBS common control date was $246,965 and the net loss was $143,450.

CCS Business Combination

On December 1, 2018, CCS entered into a Purchase Agreement with Commercial Solutions of Insurance Agency, LLC (“CSIA”) whereby CCS shall purchase the business and certain assets of CSIA noted within the Purchase Agreement (the “CSIA Acquisition”) for a total purchase price of $1,200,000. The total purchase price is made up of (1) a cash payment of $1,080,000 (the “Cash Payment”) on the “Closing Date” or the first bank business day thereafter (i.e. December 1, 2018); (2) the balance of the purchase price, having a value of $120,000, shall be paid in the form of 761,905 shares of common stock in the Company, issued at a per-share price equal to Fifteen and 75/100 Cents ($0.1575) (the “Closing Shares”); and (3) the amount of any cash necessary to satisfy the required closing date working capital shall be set off against the Cash Payment by CCS. “Required closing date working capital” shall consist only of cash and pre-paid rent and/or security deposits or pre-payments or deposits for any assumed liabilities. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

The CSIA Acquisition is being accounted for as a business combination under the acquisition method whereby the total purchase consideration was allocated to tangible and intangible assets acquired based on their respective estimated fair values. The acquisition method requires, among other things, that most assets acquired, and liabilities assumed in a business purchase combination be recognized at their fair values as of the acquisition. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-40

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the CSIA Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$13,500	N/A
Fixed Assets	1,638	5-7
Customer relationships	284,560	11
Non-competition agreements	40,050	5
Trade name and trademarks	8,500	2
Goodwill	851,752	Indefinite
	$1,200,000

Goodwill of $851,752 arising from the CSIA Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the CSIA Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the CSIA Acquisition incurred were $113,247 recorded as a component of General and administrative expense on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the CSIA Acquisition date. The revenues of the acquired business for the period from December 1, 2018 through December 31, 2018 from the CSIA Acquisition was $8,380 and the net loss was $136,568.

SWMT Transaction

On April 1, 2019, SWMT entered into a Purchase Agreement with Southwestern Montana Financial Center, Inc. whereby the SWMT shall purchase the business and certain assets noted within the Purchase Agreement (the “SWMT Acquisition”) for a total purchase price of $2,394,509. The purchase price was paid with a cash payment of $1,389,840, 500,000 in shares of the Company’s common stock, and an earn-out payment equal to 32% of the final earn-out EBITDA multiplied by 5.00, which is payable in $300,000 in shares of the Company’s common stock with any amount in excess of $300,000 to be paid in cash. The balance of the earn-out liability as of December 31, 2019 was $522,553 and is included in long term debt on the balance sheet. SWMT was transferred to the Company from Reliance Holdings as noted in Note 4. The SWMT Acquisition is being accounted for as a business combination in accordance under the acquisition method whereby the total purchase consideration was allocated to assets acquired and liabilities assumed based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the SWMT Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$561,000	10
Non-competition agreements	599,200	5
Goodwill	1,217,790	Indefinite
Fixed assets	41,098	5-7
Loan Payable	(24,579)
	$2,394,509

F-41

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Goodwill of $1,217,790 arising from the SWMT Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the SWMT Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $122,660, which were paid in full by Reliance Global Holdings, LLC, a related party.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations from the date of acquisition through December 31, 2019. The revenues of the acquired business for the period from April 1, 2019 to December 31, 2019 was $1,036,154 and the net loss was $23,104.

FIS Transaction

On May 1, 2019, FIS entered into a Purchase Agreement with Fortman Insurance Agency, LLC whereby the FIS shall purchase the business and certain assets noted within the Purchase Agreement (the “FIS Acquisition”) for a total purchase price of $4,156,405. The purchase price was paid with a cash payment of $3,223,750, $500,000 in shares of the Company’s common stock, and an earn-out payment equal to 10% of the final earn-out EBITDA multiplied by 6.25. The earn-out measurement period is 12 months commencing May 1, 2021 and ending April 30, 2022. The earn-out shall not accrue and shall be paid without interest within 60 days after the measurement period. The balance of the earn-out liability as of December 31, 2019 was $432,655 and is included in long term debt on the balance sheet. FIS was transferred to the Company from Reliance Holdings as noted in Note 4. The FIS Acquisition is being accounted for as a business combination in accordance with the Acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the FIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$289,400	5
Customer relationships	1,824,000	10
Non-competition agreements	752,800	5
Goodwill	1,269,731	Indefinite
Fixed assets	19,924	5-7
Prepaid rent	550
	$4,156,405

Goodwill of $1,269,731 arising from the FIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $63,663, which were paid in full by Reliance Global Holdings, LLC, a related party.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from May 1, 2019 to December 31, 2019 was $1,166,778 and the net income was $9,773.

F-42

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

ABC Transaction

On September 1, 2019, the Company entered into a Stock Purchase Agreement with Altruis Benefits Consulting, Inc. whereby the Company shall purchase the business and certain assets noted within the Purchase Agreement (the “ABC Acquisition”) for a total purchase price of $7,688,168. The purchase price was paid with a cash payment of $5,202,364, $578,040 in shares of the Company’s common stock, and an earn-out payment made annually for 3 years. Each year one-third of the earn-out shares held in escrow shall be released to the seller. The yearly earn-out payments are equal to 6.66% of the final earn-out EBITDA multiplied by 7.00. The earn-out measurement periods are the 12 months commencing September 1, 2019 and ending August 31, 2022. The balance of the earn-out liability as of December 31, 2019 was $1,894,842 and is included in long term debt on the balance sheet. The ABC Acquisition is being accounted for as a business combination in accordance with the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that most assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the ABC Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,850,037
Trade name and trademarks	714,600	5
Customer relationships	753,000	10
Non-competition agreements	1,168,600	5
Goodwill	4,949,329	Indefinite
Fixed assets	85	5
Payable to seller	(1,747,483)
	$7,688,168

Goodwill of $4,949,329 arising from the ABC Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the ABC Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the ABC Acquisition incurred were $92,172 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the year ended December 31, 2019.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from September 1, 2019 to December 31, 2019 was $625,036 and the net loss was $67,682.

NOTE 4. RECAPITALIZATION AND COMMON CONTROL TRANSACTIONS

The purchase of Ethos, as described in Note 1, is being accounted for as a reverse recapitalization. As such, Reliance and its wholly owned subsidiaries are treated as the continuing company and Ethos is treated as the ’‘acquired’’ company for financial reporting purposes. This determination was primarily based on the operations of Reliance’s subsidiaries comprising of substantially all the ongoing operations of the post-combination company, the parent company of Reliance owning 84.5% of the voting control of Reliance and Reliance’s parent senior management comprising substantially all of the senior management of the post-combination Company. Accordingly, for accounting purposes, the purchase of Ethos is treated as the equivalent of Reliance and its wholly owned subsidiaries are issuing stock for the net assets of Ethos, accompanied by a recapitalization. The net assets of Reliance are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the purchase of Ethos are the historical operations of Reliance and its wholly owned subsidiaries are the combined financial statements include Family Health Advisors, Inc., Employee Benefits Solutions, LLC, and Tri Star Benefits, LLC as discussed in Note 3.

F-43

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The amount of consideration paid on September 21, 2018 to the controlling seller of Ethos was $287,500. Immediately following, the parent of Reliance owned approximately 50,000,000 preferred shares and 46,489,000 common shares of Ethos. Ethos was then renamed on October 18, 2018.

On October 24, 2018, Reliance Holdings and the Company entered into a Bill of Sale agreement to transfer all of the outstanding membership interest in EBS LLC and USB LLC. In exchange for the membership interest, the Board of Directors of the Company authorized and issued 16,400,000 shares of restricted common stock of the Company for all the membership interest of USB LLC and EBS LLC.

During September 2019, Reliance Holdings transferred all of the outstanding membership interest in SWMT and FIS to the Company. In exchange for the membership interest, the Board of Directors of Reliance Inc. issued 14,839,011 shares of restricted common stock of Reliance Inc. for all the membership interest of SWMT and FIS.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Lives	December 31, 2019	December 31, 2018
Computer equipment and software	5	$33,774	$6,445
Office equipment and furniture	7	36,573	9,257
Leasehold Improvements	Shorter of the useful life or the lease term	56,631	44,082
Software	3	562,327	-
Property and equipment, gross		689,305	59,785
Less: Accumulated depreciation and amortization		(97,054)	(2,580)
Property and equipment, net		$592,251	$57,205

Depreciation expense associated with property and equipment is included in depreciation within the Company’s Consolidated Statement of Operations was $94,474 and $2,580 for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018, respectively.

Software

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD), a related party, to purchase a client referral software created exclusively for the insurance industry. The Company purchased this software to be utilized internally and does not plan to license, sell, or otherwise market the software, as such the total cost of the software has been capitalized and will be amortized on a straight-line basis over the useful life. The total purchase price of the software is $250,000 cash and 2,000,000 restricted common shares (at $0.17 per share which amounted to $340,000) of the Company. Per the agreement, the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, the Company recorded a loan payable to a related party of $172,327, net of discount on the loan of $27,673. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 2,000,000 shares as common stock issuable as of December 31, 2019. The total carrying cost of the software as of December 31, 2019 is $562,327. Depreciation Expense related to the software for the year ending December 31, 2019 was $78,101.

F-44

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 6. GOODWILL AND OTHER INTANGIBLE ASSETS

Changes in goodwill during the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018 were as follows:

Goodwill
Balance, July 31, 2018	$-
Goodwill recognized in connection with transactions on August 1, 2018	853,796
Goodwill recognized in connection with acquisition on December 1, 2018	851,752
Impairment of goodwill	-
December 31, 2018	$1,705,548
Goodwill recognized in connection with acquisition on April 1, 2019	1,217,790
Goodwill recognized in connection with acquisition on May 1, 2019	1,269,731
Goodwill recognized in connection with acquisition on September 1, 2019	4,949,329
Impairment of goodwill	(593,790)
December 31, 2019	$8,548,608

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2019:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	4.3	$1,052,160	$(96,258)	$955,902
Customer relationships	9.4	3,586,290	(257,529)	3,328,761
Non-competition agreements	4.4	2,651,510	(302,589)	2,348,921
		$7,289,960	$(656,376)	$6,633,584

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2018:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	14.0	$48,160	$(1,951)	$46,209
Customer relationships	10.1	448,290	(12,680)	435,610
Non-competition agreements	4.7	130,910	(8,240)	122,670
		$627,360	$(22,871)	$604,489

F-45

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The Company tests goodwill and indefinite-lived intangible assets for impairment annually on October 1st, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired. The Company tested goodwill using discounted cash flow analysis and probability weighted market multiples valuations to determine the fair value of EBS, USBA, and CCS. The Company determined that CCS was overvalued by $593,790 and recorded goodwill impairment expense for the full amount. During the year ended December 31, 2019 and 2018, the Company recorded impairment of goodwill of $593,790 and $0, respectively.

Amortization expense was $633,505 and $22,871 for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018, respectively.

The amortization expense of acquired intangible assets for each of the following five years are expected to be as follows:

Years ending December 31,	Amortization Expense
2020	$1,096,692
2021	1,091,887
2022	1,090,620
2023	1,082,374
2024	710,052
Thereafter	1,561,959
Total	$6,633,584

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Significant components of accounts payable and accrued liabilities were as follows:

	December 31, 2019	December 31, 2018

Accounts payable	$102,112	$14,888
Accrued expenses	5,797	65,302
Accrued credit card payables	32,395	18,464
Other accrued liabilities	12,922	-
	$153,226	$98,654

F-46

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 8. LONG-TERM DEBT

The composition of the long-term debt follows:

	December 31, 2019	December 31, 2018
Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, net of deferred financing costs of $19,044 and $21,263 as of December 31, 2019 and 2018, respectively	$595,797	$711,974
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, net of deferred financing costs of $22,737 and $25,293 as of December 31, 2019 and 2018, respectively	963,174	999,707
Oak Street Funding LLC Term Loan for the acquisition of SWMT, net of deferred financing costs of $16,685 as of December 31, 2019	1,066,815	-
Oak Street Funding LLC Term Loan for the acquisition of FIS, net of deferred financing costs of $54,293 as of December 31, 2019	2,593,707	-
Oak Street Funding LLC Term Loan for the acquisition of ABC, net of deferred financing costs of $65,968 as of December 31, 2019	4,062,032	-
	9,281,525	1,711,681
Less: current portion	(1,010,570)	(90,580)
Long-term debt	$8,270,955	$1,621,101

Oak Street Funding LLC – Term Loans

On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby EBS and USBA borrowed $750,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. Interest will accrue at 5.00% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring entities through the respective USBA and EBS acquisitions.

On April 1, 2019, SWMT entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby SWMT borrowed $1,136,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $28,849, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through SWMT.

On May 1, 2019, FIS entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby FIS borrowed $2,648,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $58,171, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through FIS.

On September 5, 2019, ABC entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby ABC borrowed $4,128,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date.

F-47

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $94,105, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring ABC.

Oak Street Funding LLC – Senior Secured Amortizing Credit Facility (“Facility”)

On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime +1.50% and matures 10 years from the closing date. For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility. The proceeds of the term loan were to be used for the purpose of acquiring CSIA.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of December 31, 2019 are:

Years ending December 31,	Maturities of Long-Term Debt
2020	$1,010,570
2021	1,010,570
2022	1,010,570
2023	1,010,570
2024	1,010,570
Thereafter	4,228,674
Total	$9,281,525

As of December 31, 2019, the Company was not in compliance with a covenant due to start up initiatives that were funded by Reliance Holdings. The Company received a waiver of default from Oak Street Funding LLC.

NOTE 9. SIGNIFICANT CUSTOMERS

Carriers representing 10% or more of total revenue are presented in the table below:

Insurance Carrier	December 31, 2019	December 31, 2018
BlueCross BlueShield	26.2%	39.5%
Priority Health	19.7%	44.2%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer, including Priority Health and BCBS, could have a material adverse effect on the Company.

NOTE 10. EQUITY

Preferred Stock - Successor

The Company has been authorized to issue 750,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

F-48

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

As of December 31, 2019 and 2018, there were 33,911,991 and 40,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.001 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

Common Stock - Successor

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In October 2018, Reliance Global Holdings, LLC transferred 6,584,830 shares of the Company’s common stock at a price of $0.07 per share to a non-employee of the Company for legal services provided to the Company. In November 2018, the Company issued 16,400,000 shares of common stock as part of the transaction discussed in Note 4.

In November 2018, Reliance Global Holdings, LLC, a related party, converted 10,000,000 shares of Series A Convertible Preferred Stock into 100,000,000 shares of common stock.

In November 2018, Reliance Global Holdings, LLC, a related party, transferred 500,000 shares of the Company’s common stock at a price of $0.1799 per share to an employee of the Company. The transaction was accounted for as share based compensation and the Company recognized $89,950 of share-based compensation.

In November 2018, 2,305,957 shares of the Company’s common stock were transferred to EMA Financial LLC (“EMA”). The transfer was the result of an obligation of Ethos prior to the recapitalization (see Note 4). The Company contested this transfer as it was represented that the obligation was settled prior to the recapitalization. Subsequently, on May 24, 2019, the Company entered into a Confidential Settlement Agreement and General Release to settle its dispute with EMA. Under the terms of this settlement agreement the Company agreed to allow EMA to retain 1,729,468 shares of the Company’s common stock in which the Company received 576,489 of the Company’s common stock back which was subsequently cancelled. At the date of the transfer the Company’s common stock was valued at $0.1775 based on its closing price. Accordingly, the Company recorded a settlement charge of $306,981 based upon the common stock retained by EMA.

In January 2019, Reliance Global Holdings, LLC, a related party, converted 5,485,325 shares of Series A Convertible Preferred Stock into 54,853,248 shares of common stock.

In February 2019, Reliance Global Holdings, LLC, a related party, converted 318,108 shares of Series A Convertible Preferred Stock into 3,181,080 shares of common stock.

In May 2019, the Company was to issue 2,845,760 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Global Holdings, LLC, a related party, converted 284,576 shares of Series A Convertible Preferred Stock into 2,845,760 shares of common stock which were immediately cancelled. The Company then issued 2,845,760 new shares of common stock to the members of Fortman Insurance Agency, LLC.

F-49

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 2,000,000 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 2,000,000 shares as common stock issuable as of December 31, 2019.

In September 2019, Reliance Global Holdings, LLC transferred its ownership in SWMT and FIS to the Company in exchange for 14,839,011 shares of restricted common stock.

In September 2019, the Company issued 11,900,832 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition (see Note 4).

Common Stock – Predecessor

On all matters submitted to stockholders for vote, Employee Benefits Solutions, Inc. and Family Health Advisors, Inc.’s common stockholders are entitled to one vote per share, voting together as a single class, and do not have cumulative voting rights. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally in all assets remaining after the payment of any liabilities.

Members’ Equity – Predecessor

Tri Star Benefits, LLC is a Michigan limited liability company. Each member of Tri Star Benefits, LLC is entitled to vote on any matter submitted to a vote. The affirmative vote of a majority of the membership interest of all the members entitled to vote on such matter is required. In the event of the dissolution of Tri Star Benefits, LLC, its assets shall be distributed first to its creditors, to the extent permitted by law, in satisfaction of Tri Star Benefits, LLC’s debts, liabilities, and obligations, including those owed to its members. Thereafter, the assets shall be distributed as a liquidation distribution to the members who have positive capital accounts.

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 60,000,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 40,300,000 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the year ended December 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-	-
Granted	19,700,000	0.18	4.62	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2019	19,700,000	$0.18	4.62	2,995,640

F-50

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The following is a summary of the Company’s non-vested stock options as of December 31, 2019, and changes during the year ended December 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	19,700,000	0.18	4.62
Vested	(1,500,000)	0.20	4.21
Forfeited or expired	-	-	-
Non-vested at December 31, 2019	18,200,000	$0.18	4.30

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to certain current employees totaling 12,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to consultants totaling 4,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to nonemployee directors totaling 700,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 4-year period through November 2023 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to a service provider totaling 3,000,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. One half of these options, or 1,500,000 shares, vested immediately upon issuance; the other half of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year.

The Company determined that the options granted had a total fair value of $3,343,861 which will be amortized in future periods through November 2023. During the year ended December 31, 2019, the Company recognized $465,377 of compensation expense relating to the stock options granted to employees, directors, and consultants and $581,999 of compensation expense relating to the stock options granted to service providers. As of December 31, 2019, unrecognized compensation expense totaled $2,296,485 which will be recognized on a straight-line basis over the vesting period or requisite service period through November 2023.

F-51

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2019. The market values as of December 31, 2019 was $0.33 based on the closing bid price for December 31, 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

Year Ended December 31, 2019
Exercise price	$0.17 - $0.27
Expected term	3.25 to 3.75 years
Risk-free interest rate	1.35% - 2.43%
Estimated volatility	484.51% - 533.64%
Expected dividend	-
Option price at valuation date	$0.16 - $0.27

NOTE 11. EARNINGS (LOSS) PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

The control number for determining whether including potential common stock in the diluted EPS computation would be antidilutive is net income. As a result, if there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS. Accordingly, the outstanding Series A Convertible Preferred Stock is considered anti-dilutive in which 33,911,991 and 40,000,000 were issued and outstanding at December 31, 2019 and 2018, respectively. Series A Convertible Preferred Stock is convertible into common stock on a 10 for 1 basis. The outstanding stock options are considered anti-dilutive in which 19,700,000 were issued and outstanding at December 31, 2019.

The calculations of basic and diluted EPS, are as follows:

	December 31, 2019	December 31, 2018
Basic and diluted loss per common share:
Net loss	$(3,495,481)	$(1,155,286)
Basic weighted average shares outstanding	246,656,149	180,479,232
Basic and diluted loss per common share:	$(0.01)	$(0.01)

F-52

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 12. LEASES

Operating Leases

The Company adopted ASU 2016-02, Leases, effective January 1, 2019. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. As a result, we recorded right-of-use assets aggregating $684,083 as of January 1, 2019, utilizing a discount rate of 7.45%. That amount consists of operating leases on buildings and office space.

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. As of December 31, 2019, the Company reflected accumulated amortization of right of use assets of $114,433 related to these leases, resulting in a net asset balance of $569,650.

In accordance with ASU 2016-02, the right-of-use assets are being amortized over the life of the underlying leases.

As of December 31, 2019, the weighted average remaining lease term for the operating leases is 3.42 years. The weighted average discount rate for the operating leases is 7.45%.

Future minimum lease payment under these operating leases consisted of the following:

Year ending December 31,	Operating Lease Obligations
2020	$224,096
2021	172,363
2022	144,000
2023	81,000
2024	33,000
Thereafter	-
Total undiscounted operating lease payments	654,459
Less: Imputed interest	78,931
Present value of operating lease liabilities	$575,528

NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, no legal contingencies are accrued as of December 31, 2019 and 2018. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

F-53

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 14. INCOME TAXES

The provision (benefit) for income taxes consists of the following for the year ended December 31, 2019 and the period from August 1, 2018 through December 31, 2018:

	December 31, 2019	August 1, 2018 to December 31, 2018
Federal	$-	$-
State	-	-
Deferred	-	-
Total	$-	$-

The difference between the actual income tax rate versus the tax computed at the Federal Statutory rate follows:

	December 31, 2019	August 1, 2018 to December 31, 2018
Federal rate	21%	21%
State net of federal	3%	3%
Non-deductible acquired intangible assets	(18)%	0%
Valuation allowance	(6)%	(24)%
Effective income tax rate	0%	0%

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of December 31, 2019 and 2018.

Deferred income tax assets and (liabilities) consist of the following:

	December 31, 2019	December 31, 2018
Deferred tax assets
Net operating loss carryforward	$1,013,793	$351,114
Other	3	2,833
Total deferred tax assets	1,013,796	353,947
Valuation allowance	(559,175)	(353,947)
Net deferred tax assets	454,621	-

Deferred tax liabilities
Goodwill and intangibles	$(454,621)	$-
Other	-	-
Total deferred tax liabilities	(454,621)	-

Net deferred taxes	$-	$-

The Company has not recognized a deferred tax asset and corresponding increase in the valuation allowance for the deductible temporary difference resulting from it stock-based compensation expense because the timing of the recognition of the tax deduction will be absorbed into the net operating loss carryforward.

The Company has approximately $4,277,000 of Federal Net Operating Loss Carry forwards, of which $1.3 million will begin to expire beginning 2031 and $3 million will not expire but are limited to use of 80% of current year taxable income.

F-54

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The Company has approximately $4,277,000 of state net operation loss carry forward to offset future taxable income in the states in which it currently operates.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved. On March 27, 2020, the US government signed the Coronavirus Aid, Relief and Economic Security (CARES) Act into law, a $2 trillion relief package to provide support to individuals, businesses and government organizations during the COVID-19 pandemic. The income tax provisions contained in the CARES Act are not likely to have an impact for the Company.

The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21% and requires the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company adopted the new rate as it relates to the calculations of deferred tax amounts as of January 1, 2018.

During the year ended December 31, 2019, the valuation allowance increased $207,967.

The tax period ending December 31, 2018 is open for examination.

NOTE 15. RELATED PARTY TRANSACTIONS

Successor

The Company has entered into a Loan Agreement with Reliance Global Holdings, LLC, a related party under common control. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the various loans were utilized to fund the FHA/TSB Acquisition, the EBS Acquisition, CCS Acquisition, SWMT Acquisition, FIS Acquisition, and ABC Acquisition.

As of December 31, 2019 and the 2018 the related party loan payable was $3,311,844 and $962,325 respectively.

Reliance Holdings provided $300,981 for funding of the FHA/TSB Acquisition and paid $83,162 in transaction costs on behalf of the Company.

Reliance Holdings provided $160,523 for funding the USBA Acquisition and paid $44,353 in transaction costs on behalf of the Company.

The CCS Acquisition, Reliance Holdings provided $242,484 for funding of the acquisition and paid $113,247 in transaction costs on behalf of the Company. Included in the funding this acquisition is the balance of the purchase price, having a value of $120,000, that is to be paid in the form 761,905 shares of common stock in the Company. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

Reliance Global Holdings, LLC provided $335,169 for funding of the SWMT Acquisition and paid $122,660 in transaction costs on behalf of the Company.

Reliance Global Holdings, LLC provided $779,099 for funding of the FIS Acquisition and paid $63,663 in transaction costs on behalf of the Company.

Reliance Global Holdings, LLC provided $1,378,961 for funding of the ABC Acquisition.

Reliance Global Holdings, LLC provided $50,000 for funding of the purchase of software from The Referral Depot, LLC.

In October 2019, the Company began sharing leased office space with Reliance Global Holdings, LLC. Reliance Global Holdings, LLC leases the office space from an unrelated third party and is the only lessee listed per the lease agreement. Both Reliance Global Holdings, LLC and the Company each pay 50% of the monthly rent payments. As the Company is not legally obligated to make payments on the lease, this is treated as a month-to-month expense. For the year ended December 31, 2019, the Company’s paid $16,153 towards the lease and recorded as rent expense in the Statement of Operations.

At December 31, 2019 and 2018, Reliance Holdings owned approximately 32% and 57%, respectively, of the common stock of the Company.

Predecessor

As of December 31, 2017, Family Health Advisors, Inc. has a note receivable from a stockholder of Family Health Advisors, Inc. and Employee Benefits Solutions, Inc., in the amount of $570. This loan bears no interest and has no repayment terms.

As of December 31, 2017, Employee Benefits Solutions, Inc. has a note payable to a stockholder in the amount of $31,943. This loan bears no interest and has no repayment terms.

During the year ended December 31, 2017, $5,000 of a note receivable was forgiven and treated as a distribution to a stockholder.

As of December 31, 2017, Family Health Advisors, Inc. paid Employee Benefits Solutions, Inc. $4,125 for their portion of rent at the office space leased by Employee Benefits Solutions, Inc.

Family Health Advisors, Inc. collects commissions as general agent and paid commissions to Employee Benefits Solutions, Inc. for their services.  During the year ended December 31, 2017, Family Health Advisors, Inc. paid Employee Benefits Solutions, Inc. $35,009 in commissions. These transactions have been eliminated in the combination.

F-55

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 16. SUBSEQUENT EVENTS

On February 19, 2020, the Company entered into a securities purchase agreement with NSURE, Inc. (“NSURE”) whereas the Company may invest up to an aggregate of $20,000,000 in NSURE which will be funded with three tranches. In exchange, the Company will receive a total of 5,837,462 shares of NSURE’s Class A Common Stock, which represents 35% of the outstanding shares. The first tranche of $1,000,000 was paid immediately upon execution of the agreement. As a result of the first tranche, the Company received 291,873 shares of NSURE’s Class A Common Stock. The second tranche of $3,000,000 and third tranche of $16,000,000 are not due until a later date in 2019. The Company will use the cost method of acquisition for the initial recognition of this investment. Once the Company determines that it can exercise significant influence over NSURE, it will begin to account for its investment under the equity method.

In February 2020, the Company issued 4,000,000 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

On March 23, 2020, the Company granted 2,000,000 options exercisable for shares of common stock to an employee. The options have an exercise price of $0.39 and expire on March 23, 2025. The options vest ratably over a 4-year period through February 2024 and remain subject to forfeiture if vesting conditions are not met.

Coronavirus (COVID-19) Impact

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

F-56

Reliance Global Group, Inc.

And Subsidiaries

And Predecessor

As Successor:

As of December 31, 2018 and for the period from August 1, 2018 to December 31, 2018

As Predecessor:

As of July 31, 2018 and for the period from January 1, 2018 to July 31, 2018 and the year ended December 31, 2017

F-57

Southwestern Montana Financial Center, Inc.

Financial Statements December 31, 2018 and 2017

F-58

Southwestern Montana Financial Center, Inc.

F-59

To the Stockholder of

Southwestern Montana Financial Center, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Southwestern Montana Financial Center, Inc., which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of income, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwestern Montana Financial Center, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

March 16, 2020

F-60

Southwestern Montana Financial Center, Inc.

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$284	$222
Property and equipment, net	91,962	122,273
Total assets	$92,246	$122,495
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and other accrued liabilities	$73,506	$87,020
Current portion of long-term debt	35,200	38,301
Total current liabilities	108,706	125,321
Long term debt, less current portion	23,206	58,405
Total liabilities	131,912	183,726
Stockholder’s deficit:
Common stock, no par; 50,000 shares authorized; 20,000 issued and outstanding	-	-
Accumulated deficit	(39,666)	(61,231)
Total liabilities and stockholder’s deficit	$92,246	$122,495

The accompanying notes are an integral part of these financial statements

F-61

Southwestern Montana Financial Center, Inc.

Statements of Income

	Years Ended
	December 31, 2018	December 31, 2017
REVENUE
Commission income	$1,527,100	$1,519,195
OPERATING EXPENSES
Salaries and wages	998,897	973,795
General and administrative expenses	406,420	461,745
Marketing and advertising	4,073	5,525
Depreciation and amortization	30,311	27,815
Loss on sale of assets	-	9,400
Total operating expenses	1,439,701	1,478,280
Income from operations	87,399	40,915
OTHER EXPENSE
Interest expense	6,928	3,650
Net income	$80,471	$37,265

The accompanying notes are an integral part of these financial statements

F-62

Southwestern Montana Financial Center, Inc.

Statements of Stockholder’s Deficit

	Common stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2016	20,000	$-	$(38,071)	$(38,071)
Distributions	-	-	(60,425)	(60,425)
Net income	-	-	37,265	37,265
Balance, December 31, 2017	20,000	-	(61,231)	(61,231)
Distributions	-	-	(58,906)	(58,906)
Net income	-	-	80,471	80,471
Balance, December 31, 2018	20,000	$-	$(39,666)	$(39,666)

The accompanying notes are an integral part of these financial statements

F-63

Southwestern Montana Financial Center, Inc.

Statements of Cash Flows

	Years Ended
	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$80,471	$37,265
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,311	27,815
Loss on sale of equipment	-	9,400
Change in operating assets and liabilities:
Accounts payable and accrued expenses	(13,514)	22,244
Net cash provided by operating activities	97,268	96,724

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	-	(86,492)
Proceeds from sale of property and equipment	-	33,001
Net cash used in investing activities	-	(53,491)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Payment of stockholder distributions	(58,906)	(60,425)
Proceeds from issuance of notes payable	-	86,252
Payment of notes payable	(38,300)	(68,883)
Net cash used in financing activities	(97,206)	(43,056)
Net increase in cash	62	177
Cash at beginning of year	222	45
Cash at end of year	$284	$222

SUPPLEMENTAL DISCLOSURE OF CASH:
Cash paid for interest	$6,928	$3,650

The accompanying notes are an integral part of these financial statements

F-64

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Southwestern Montana Financial Center, Inc. (the “Company”), was incorporated in the state of Montana on December 28, 2012. The Company is a privately-held insurance services firm which specializes in providing employee benefits insurance to groups and individuals. As an independent agent, the Company has access to a variety of insurance programs that provide competitive insurance rates to meet individual business needs.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation of assets is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Office equipment	5
Vehicles	5
Furniture and fixtures	7
Leasehold improvements	15

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

F-65

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $4,073 and $5,525, respectively.

Income Taxes

The Company has elected to be taxed as an S corporation for federal and state income tax purposes whereby taxable income is reported by the stockholder. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Estimated Useful Lives		December 31, 2018	December 31, 2017
Office equipment	5	$26,322	$26,322
Vehicles	5	125,046	125,046
Furniture and fixtures	7	10,103	10,103
Leasehold improvements	15	2,949	2,949
Property and equipment, gross		164,420	164,420
Less: Accumulated depreciation		(72,458)	(42,147)
Property and equipment, net		$91,962	$122,273

Depreciation expense associated with property and equipment was $30,311 and $27,815 for the years ended December 31, 2018 and 2017, respectively.

F-66

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 4. DEBT

Debt consisted of the following at:

	December 31, 2018	December 31, 2017
Vehicle note payable due August 2020	$31,797	$51,118
Vehicle note payable due September 2021	18,386	25,083
Vehicle note payable due December 2019	6,882	15,605
Vehicle note payable due May 2019	1,341	4,900
	58,406	96,706
Less: current portion	35,200	38,301
Long-term debt	$23,206	$58,405

Future minimum payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$35,200
2020	18,609
2021	4,597
Total	$58,406

On July 21, 2017, the Company entered into a note agreement with a financial institution whereby the Company borrowed $59,000 for the purchase of a vehicle. The note bears an interest rate of 2.99% and requires monthly payments of principal and interest until the note matures on August 20, 2020. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $31,797 and $51,118, respectively.

On August 5, 2017, the Company entered into a note agreement with a financial institution whereby the Company borrowed $27,252 for the purchase of a vehicle. The note bears an interest rate of 2.99% and requires monthly payments of principal and interest until the note matures on September 4, 2021. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $18,386 and $25,083, respectively.

On November 8, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $24,018 for the purchase of a vehicle. The note bears an interest rate of 2.90% and requires monthly payments of principal and interest until the note matures on December 8, 2019. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $6,882 and $15,605, respectively.

On April 15, 2015, the Company entered into a note agreement with a financial institution whereby the Company borrowed $14,536 for the purchase of a vehicle. The note bears an interest rate of 5.67% and requires monthly payments of principal and interest until the note matures on May 15, 2019. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $1,341 and $4,900, respectively.

F-67

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 5. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 49% and 21%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, two insurance carriers accounted for 63% and 16%, respectively, of the Company’s commission revenues.

NOTE 6. EQUITY

Stockholder’s Deficit

The Company shall have the authority to issue two classes of stock, voting and non-voting, with no par value. The aggregate number of shares of such stock which the Company has the authority to issue is 50,000 shares. As of December 31, 2018 and 2017, the Company has issued 20,000 shares of voting common stock to one stockholder. Each share of issued common stock entitles the holder thereof to fully participate in all stockholder meetings, to cast one vote on each matter with respect to which stockholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

NOTE 7. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has two lease agreements to lease office space from a related party through common ownership. The leases are classified as operating leases for terms of two and five years, respectively. One lease expires in March, 2020 and the other lease expires in March 2023.

Future minimum lease payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$111,000
2020	88,500
2021	84,000
2022	84,000
2023	21,000
Total	$388,500

Rent expense amounted to $138,000 and $137,874 for the years ended December 31, 2018 and 2017, respectively.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through March 16, 2020, the date the financial statements were available to be issued.

On April 1, 2019, the Company was acquired by Reliance Global Group, Inc. through its subsidiary Southwestern Montana Insurance Center, LLC for a purchase price of approximately $2,395,000.

F-68

Fortman Insurance Agency, LLC

Financial Statements December 31, 2018 and 2017

F-69

Fortman Insurance Agency, LLC

F-70

Independent Auditors’ Report

To the Members of

Fortman Insurance Agency, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Fortman Insurance Agency, LLC, which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of operations and members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortman Insurance Agency, LLC as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

March 25, 2020

Mazars USA LLP

F-71

Fortman Insurance Agency, LLC

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$102,592	$141,513
Investment	-	35,804
Prepaid and other current assets	550	1,010
Total current assets	103,142	178,327

Property and equipment, net	129,126	127,267
Total assets	$232,268	$305,594
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$54,532	$61,781
Due to insurance providers	5,966	8,673
Current portion of long-term debt	14,677	13,037
Total current liabilities	75,175	83,491
Long term debt, less current portion	28,844	57,876
Total liabilities	104,019	141,367

Members’ equity:
Members’ equity	128,249	164,227
Total liabilities and members’ equity	$232,268	$305,594

The accompanying notes are an integral part of these financial statements

F-72

Fortman Insurance Agency, LLC

Statements of Income

	December 31, 2018	December 31, 2017
REVENUE
Commission income	$1,661,937	$1,704,341

OPERATING EXPENSES
Salaries and wages	793,868	811,707
General and administrative expenses	290,573	294,985
Marketing and advertising	54,188	70,002
Depreciation and amortization	22,335	26,225
Loss (gain) on sale of assets	9,154	(4,064)
Total operating expenses	1,170,118	1,198,855

Income from operations	491,819	505,486

OTHER EXPENSE
Interest expense, net	611	1,641

Net income	$491,208	$503,845

The accompanying notes are an integral part of these financial statements

F-73

Fortman Insurance Agency, LLC

Statements of Members’ Equity

Total Members’ Equity
Balance, December 31, 2016	$166,861
Member distributions	(506,479)
Net income	503,845

Balance, December 31, 2017	164,227
Member distributions	(527,186)
Net income	491,208
Balance, December 31, 2018	$128,249

The accompanying notes are an integral part of these financial statements

F-74

Fortman Insurance Agency, LLC

Statements of Cash Flows

	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$491,208	$503,845
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation expense	22,335	26,225
Non-cash interest	465	-
Loss (gain) on sale of equipment	9,154	(4,064)
Change in operating assets and liabilities:
Prepaid and other current assets	460	6,190
Accounts payable and accrued expenses	(7,249)	(26,315)
Due to insurance providers	(2,707)	(2,129)
Net cash provided by operating activities	513,666	503,752

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(48,168)	(10,230)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Payment of shareholder distributions	(491,382)	(506,479)
Payment of notes payable	(13,037)	(14,195)
Net cash used in financing activities	(504,419)	(520,674)

Net decrease in cash	(38,921)	(27,152)
Cash at beginning of year	141,513	168,665
Cash at end of year	$102,592	$141,513

SUPPLEMENTAL DISCLOSURE OF CASH:
Cash paid for interest	$2,340	$2,127

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Purchase of property and equipment with long term note	$23,430	$-
Payoff of note payable with proceeds from trade in of property and equipment	$37,785	$-
Distribution of investment to members	$35,804	$-

The accompanying notes are an integral part of these financial statements

F-75

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fortman Insurance Agency, LLC (the “Company”), was organized in the state of Ohio on May 13, 2015. The Company is a full-service property and casualty and employee benefits insurance agency based in Ottawa, Ohio handling principally personal lines and small commercial accounts.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation of assets is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Land improvements	15
Vehicles	5
Office equipment, furniture, and fixtures	7

Investment

The Company held purchased and held shares of a private bank which is classified as investment on the balance sheet. The shares were carried at cost and evaluated for impairment annually.

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

F-76

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $54,188 and $70,002, respectively.

Income Taxes

The Company is a limited liability corporation and has elected to be treated as a pass-through entity for federal and state income tax purposes whereby taxable income is reported by the members. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Estimated Useful Lives		December 31, 2018	December 31, 2017
Land improvements	15	$25,500	$25,500
Vehicles	5	119,594	116,325
Office equipment, furniture, and fixtures	7	7,780	7,780
Property and equipment, gross		152,874	149,605
Less: Accumulated depreciation		(23,748)	(22,338)
Property and equipment, net		$129,126	$127,267

Depreciation expense associated with property and equipment was $22,335 and $26,225 for the years ended December 31, 2018 and 2017, respectively.

F-77

NOTE 4. DEBT

Debt consisted of the following at:

	December 31, 2018	December 31, 2017
Vehicle note payable due December 2022	$-	$42,412
Vehicle note payable due February 2022	21,905	28,501
Vehicle note payable due August 2022	21,616	-
	43,521	70,913
Less: current portion	14,677	13,037
Long-term debt	$28,844	$57,876

Future minimum payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$14,677
2020	14,677
2021	11,975
2022	2,191
Total	$43,521

Note Payables

On December 28, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $50,160 for the purchase of a vehicle. The note bears an interest rate of 3% and requires monthly payments of principal and interest until the note matures on December 27, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $0 and $42,412, respectively.

On February 26, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $40,210 for the purchase of a vehicle. The note bears an interest rate of 2.25% and requires monthly payments of principal and interest until the note matures on February 26, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $21,905 and $28,501, respectively.

On August 11, 2018, the Company entered into a note agreement with a financial institution whereby the Company borrowed $23,430 for the purchase of a vehicle. The note bears an interest rate of 7.15% and requires monthly payments of principal and interest until the note matures on August 17, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $21,616 and $0, respectively.

NOTE 5. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 13% and 12%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, three insurance carriers accounted for 15%, 12%, and 12%, respectively, of the Company’s commission revenues.

F-78

NOTE 6. MEMBERS’ EQUITY

The Company was organized as an Ohio limited liability company on May 13, 2015 with a duration of 30 years and is owned equally by two members. In the event of the dissolution of the Company, its assets shall be distributed first to its creditors, to the extent permitted by law, in satisfaction of the Company’s debts, liabilities, and obligations, including those owed to its members. Thereafter, the assets shall be distributed as a liquidation distribution to the members who have positive capital accounts.

NOTE 7. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has a lease agreement to lease office space in Ottawa, Ohio from a related party through common ownership, classified as an operating lease. This lease is $6,000 per month. This lease is month- to-month and can be cancelled at any time.

The Company has a lease agreement to lease office space in Bluffton, Ohio from an unrelated third party, classified as an operating lease. This lease is $680 per month and ends March 1, 2020.

Future minimum lease payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$8,160
2020	2,720
Total	$10,880

Rent expense amounted to $81,960 and $80,160 for the years ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, the Company transferred 900 shares of private bank stock to another entity owned by the members of the Company. The shares were transferred out of the Company through shareholder distributions at the carrying value of $35,804.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through March 25, 2020, the date the financial statements were available to be issued.

On May 1, 2019, the Company was acquired by Reliance Global Group, Inc. (“RELI”) through its subsidiary Fortman Insurance Services, LLC for a purchase price of approximately $4,156,000.

F-79

Altruis Benefit Consultants, Inc.

Financial Statements December 31, 2018 and 2017

F-80

F-81

Independent Auditors’ Report

To the Member of

Altruis Benefit Consulting, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Altruis Benefit Consulting, Inc., which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of income and comprehensive income and stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altruis Benefit Consulting, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 28, 2020

Mazars USA LLP

F-82

Altruis Benefit Consultants, Inc.

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,649,895	$934,671
Investments (Carrying cost of $0 and $296,538 as of December 31, 2018 and 2017, respectively)	-	305,154
Loans receivable	20,000	-
Total current assets	1,669,895	1,239,825

Other assets	37	54
Security deposit	2,275	2,275
Total assets	$1,672,207	$1,242,154
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$37,875	$41,638
Loans payable	71,923	91,923
Total current liabilities	109,798	133,561
Stockholder’s equity:
Common stock, no par value; 60,000 shares authorized and 200 shares issued and outstanding	-	-
Retained earnings	1,562,409	1,099,977
Accumulated other comprehensive income	-	8,616
Total stockholder equity	1,562,409	1,108,593
Total liabilities and equity	$1,672,207	$1,242,154

The accompanying notes are an integral part of these financial

F-83

Altruis Benefit Consultants, Inc.

Statements of Income and Comprehensive Income

	Years Ended
	December 31, 2018	December 31, 2017
REVENUE
Commission income	$2,603,468	$2,270,778
OPERATING EXPENSES
Commission expense	832,596	909,027
Salaries and wages	445,093	377,126
General and administrative expenses	454,846	291,079
Marketing and advertising	17,270	2,338
Total operating expenses	1,749,805	1,579,570
Income from operations	853,663	691,208
OTHER INCOME (EXPENSE)
Interest and dividend income	15,582	21,351
Realized (loss) gain on investments	(8,528)	417
Total other income	7,054	21,768
Net income	$860,717	$712,976
OTHER COMPREHENSIVE (LOSS) INCOME
Reclassification for sales of investments	(8,616)	5,912
Comprehensive income	$852,101	$718,888

The accompanying notes are an integral part of these financial

F-84

Altruis Benefit Consultants, Inc.

Statements of Stockholder’s Equity

	Common Stock		Accumulated Other Comprehensive
	Shares	Amount	Retained Earnings	Income (Loss)	Total
Balance, December 31, 2016	200	-	$547,889	$2,704	$550,593
Distributions	-	-	(160,888)	-	(160,888)
Unrealized gain on investments	-	-	-	5,912	5,912
Net income	-	-	712,976	-	712,976
Balance, December 31, 2017	200	-	1,099,977	8,616	1,108,593
Distributions	-	-	(398,285)	-	(398,285)
Reclassification for sales of investments	-	-	-	(8,616)	(8,616)
Net income	-	-	860,717	-	860,717
Balance, December 31, 2018	200	-	$1,562,409	$-	$1,562,409

The accompanying notes are an integral part of these financial

F-85

Altruis Benefit Consultants, Inc.

Statements of Cash Flows

	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$860,717	$712,976
Adjustment to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on investments	8,528	(417)
Change in operating assets and liabilities:
Other assets	17	31
Accounts payable and accrued expenses	(3,763)	9,121
Net cash provided by operating activities	865,499	721,711

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Advances made on loans	(20,000)	-
Proceeds on sale of investments	288,010	-
Net cash provided by investing activities	268,010	-

CASH FLOWS USED IN FINANCING ACTIVITIES:
Stockholder distributions	(398,285)	(160,888)
Borrowing on loans	-	91,923
Repayments on loans	(20,000)	-
Net cash used in financing activities	(418,285)	(68,965)

Net increase in cash and equivalents	715,224	652,746
Cash and equivalents at beginning of year	934,671	281,925
Cash and equivalents at end of year	$1,649,895	$934,671

The accompanying notes are an integral part of these financial

F-86

Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Altruis Benefit Consultants, Inc. (the “Company”), was incorporated in the state of Michigan in December 2011. The Company is a privately-held employee benefits insurance agency and general agency based in Bingham Falls, MI. The Company’s operations primarily include the sale of individual health insurance products and Medicare policies.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s Financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

The Company maintains its cash and cash equivalents at three financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation and certain account balances may exceed insured limits.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Fair Value

The Company measures certain assets and liabilities in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants on the measurement date. In addition, it establishes a framework for measuring fair value according to the following three-tier fair value hierarchy:

Level 1 ___ Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 ___ Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company; and

Level 3 ___ Unobservable inputs which reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

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Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

The Company has investments held by a financial institution. The underlying investments are primarily a unit investment trust that is considered Level 1 financial instruments since they are valued upon listed or quoted market rates. As the market price of the underlying assets is readily observable and transparent, the investments are carried at fair value on the balance sheet. Unrealized gains and losses related to these investments are reported on the balance sheet through other comprehensive income. As of December 31, 2018 and 2017, the fair value of other investments was $0 and $305,154, respectively.

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

Commission Expense

Commission expense consists of payments made to agents for the sale of insurance policies.

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consists of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $17,270 and $2,338, respectively.

Income Taxes

The Company has elected to be taxed as an S corporation for federal and state income tax purposes whereby taxable income is reported by the stockholder. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 51% and 19%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, two insurance carriers accounted for 40% and 19%, respectively, of the Company’s commission revenues

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Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

NOTE 4. EQUITY

Stockholder’s Equity

The Company shall have the authority to issue one class of common stock, with no par value. The number of shares of such stock which the Company has the authority to issue is 60,000 shares. As of December 31, 2018 and 2017, the Company has issued 200 shares of common stock to one stockholder. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

NOTE 5. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has one lease agreement to lease office in Bingham, Michigan from an unrelated third party, classified as an operating lease. This lease approximates $4,500 per month and ends May 31, 2021.

The Company’s approximate future minimum payment obligations under the lease commitments are as follows:

Years ending December 31,
2019	$54,000
2020	54,000
2021	23,000
Total	$131,000

Rent expense amounted to $48,074 and $31,798 for the years ended December 31, 2018 and 2017, respectively.

NOTE 6. RETIREMENT PLAN

The Company has a 401(k) retirement plan which allows both employer and employee contributions. For the years ended December 31, 2018 and 2017, the Company recorded employer contribution expense of $2,449 and $8,275, respectively.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through April 28, 2020, the date the financial statements were available to be issued.

On September 1, 2019, the Company was acquired by Reliance Global Group, Inc. for a purchase price of approximately $7,200,000.

The spread of the COVID-19 outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the COVID-19 outbreak on the financial statements cannot be reasonably estimated at this time.

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ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. EXHIBITS

3.1	Articles of Incorporation of Issuer

3.2	Bylaws of Issuer

3.3	Articles of Formation of Southwestern Montana Insurance Center, LLC

3.4	Certificate of Formation of Commercial Coverage Solutions LLC

3.5	Articles of Organization of Employee Benefits Solutions, LLC

3.6	Articles of Organization of Fortman Insurance Services, LLC

3.7	Articles of Organization of US Benefits Alliance, LLC

3.8	Articles of Incorporation for Altruis Benefits Corporation.

10.1	Securities Purchase Agreement with Nsure, Inc. dated February 19, 2020

10.2	Irrevocable Assignment Agreement dated June 3, 2020

14.1	Code of Ethics

21.1	List of Subsidiaries

23.1	Consent of Mazars LLP with respect to Reliance Global Group, Inc.

23.2	Consent of Mazars USA LLP with respect to Altruis Benefit Consulting, Inc.

23.3	Consent of Mazars USA LLP with respect to Fortman Insurance Agency, LLC

23.4	Consent of Mazars USA LLP with respect to Southwestern Montana Financial Center, Inc.

23.5	Consent of Friedman LLP with respect to Reliance Global Group, Inc.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 22, 2020

Reliance Global Group, Inc.

By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer and Chairman of the Board

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